DNP SELECT INCOME FUND INC.

ARTICLES OF RESTATEMENT

DNP SELECT INCOME FUND INC., a Maryland corporation, having its principal office in Baltimore City, Maryland (which is hereinafter called the “Corporation”), desires to restate its charter as currently in effect, and hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The following provisions are all of the provisions of the charter of the Corporation as currently in effect:

FIRST. Name. The name of the corporation (the “Corporation”) is DNP Select Income Fund Inc.

SECOND. Purposes. The purposes for which the Corporation is formed are:

1.          To engage in the business of a closed-end management investment company.

2.          To invest and reinvest in, to buy or otherwise acquire, to hold for investment or otherwise, and to sell or otherwise dispose of:

a.        Securities of all kinds, however evidenced, and rights or warrants to acquire securities, of private and public companies, corporations, associations, trusts and other enterprises and organizations;

b.        Obligations issued or guaranteed by national and state governments and their instrumentalities and subdivisions;

c.        Deposits in banks, savings banks, trust companies and savings and loan associations;

d.    Assets and interests other than securities or deposits.

3.          To engage in any other lawful act or activity for which corporations may be organized under the general laws of the State of Maryland as now or hereafter in force.

THIRD. Principal office and resident agent. The post office address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, 2405 York Road, Suite 201, Lutherville Timonium, Maryland 21093. The name and post office address of the resident agent of the Corporation in the State of Maryland is The Corporation Trust Incorporated, 2405 York Road, Suite 201, Lutherville Timonium, Maryland 21093. The resident agent is a Maryland corporation.

FOURTH. Capital Stock.

The total number of shares of all classes of stock which the Corporation shall have authority to issue is 450,000,000 shares with an aggregate par value of $450,000, divided into two classes, 350,000,000 shares of common stock, $.001 par value per share (“common stock”), and 100,000,000 shares of preferred stock, $.001 par value per share (“preferred stock”), further classified and designated as follows: (a) 600 Floating Rate Mandatory Redeemable Preferred Shares, Series B, (b) 750 Floating Rate Mandatory Redeemable Preferred Shares, Series C, (c) 330 Floating Rate Mandatory Redeemable Preferred Shares, Series D, and (d) 1,320 Fixed Rate Mandatory Redeemable Preferred Shares, Series E (with Floating Rate Mandatory Redeemable Preferred Shares, Series B, C and D, Fixed Rate Mandatory Redeemable Preferred Shares, Series E, and any other series of Floating Rate Mandatory Redeemable Preferred Shares or Fixed Rate Mandatory Redeemable Preferred Shares that may be classified and designated in the future collectively referred to herein as the “MRP Shares”). The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption, of the common stock and the preferred stock are as follows:

A.           Common stock

1.        Dividends. Subject to law and to the preferences of the preferred stock, the holders of the common stock shall be entitled to receive dividends at such time and in such amounts as may be determined by the board of directors.

2.        Voting. Except as provided by law and in or pursuant to this Article Fourth, the holders of the common stock shall have one vote for each share on each matter submitted to a vote of the stockholders of the Corporation.

3.        Liquidation. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation and the preferential amounts to which the holders of the preferred stock shall be entitled upon liquidation, the holders of the common stock shall be entitled to share in the remaining assets of the Corporation according to their respective interests.

B.           Preferred stock

1.        Authority of the board of directors to issue in series. The preferred stock may be issued from time to time in one or more series. All shares of any one series of preferred stock shall be identical except as to the respective dates of their issue, the dates from which dividends on shares of the series issued on different dates shall cumulate, dividend rates, dividend periods and dividend payment dates. Subject to the charter, authority is expressly granted to the board of directors to authorize the issue of one or more series of preferred stock, and to fix by resolution or resolutions providing for the issue of each such series the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemptions, of such series, to the full extent now or hereafter permitted by law, including but not limited to the following:

a.        The number of shares of such series, which may subsequently be increased (except as otherwise provided by the resolution or resolutions of the board of directors providing for the issue of such series) or decreased (to a number not less than the number of shares then outstanding) by resolution or resolutions of the board of directors, and the distinctive designation of the series;

b.        The rates or amounts, the periods, and the times of payment, of dividends on shares of such series;

c.        The voting powers, if any, of the holders of such series in addition to the voting powers provided by law and in this Article Fourth;

d.        The terms and conditions, if any, upon which the shares of such series shall be convertible into or exchangeable for shares of any other series, class or classes, or any other securities, to the full extent now or hereafter permitted by law;

e.        The time or times during which, the price or prices at which, and the terms and conditions on which, the shares of such series may be redeemed by the Corporation;

f.        The terms of any sinking fund to be applied to the purchase or redemption, or both, of shares of such series, and the terms and amount of any sinking fund payments and the manner of their application; and

g.        The amount which the holders of each series shall be entitled to receive in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

Except as stated above in this part 1, all shares of preferred stock shall be identical. All shares of preferred stock, regardless of series, shall be of equal rank, and there shall be no priority of one series over any other series in any payment of dividends nor upon any distribution of assets.

2.        Dividends. The holders of preferred stock of each series shall be entitled to receive, when and as declared by the board of directors, cumulative cash dividends at the rates or amounts, for the periods, and at the times, determined as, or in the manner, specified for such series by the board of directors as authorized in the preceding part 1.

No dividends shall be paid or declared or set apart for payment on any share of preferred stock of any series for any dividend period unless at or prior to such time all dividends accumulated on all shares of preferred stock then outstanding shall have been declared through the most recently ended dividend period of the respective shares, and terminating on the same and any earlier date shall have been paid or declared and set apart for payment.

3.        Voting. At any meeting of stockholders of the Corporation at which directors are to be elected, the holders of preferred stock of all series, voting separately as a single class, shall be entitled to elect two members of the board of directors, and the holders of common stock, voting separately as a single class, shall be entitled to elect the balance of the members of the board of directors.

If at any time dividends on any outstanding preferred stock of any series shall be unpaid in an amount equal to two full years’ dividends, the number of directors constituting the board of directors shall automatically be increased by the smallest number that, when added to the number of directors then constituting the board of directors, shall constitute a majority of such increased number, including the two directors elected by the holders of preferred stock pursuant to the preceding paragraph; and at a special meeting of stockholders which shall be called and held as soon as practicable, and at all subsequent meetings at which directors are to be elected, the holders of preferred stock of all series, voting separately as a single class, shall be entitled to elect the smallest number of additional directors of the Corporation who will constitute a majority of the total number of directors of the Corporation so increased. The terms of office of the persons who are directors at the time of that election shall continue. If the Corporation thereafter shall pay, or declare and set apart for payment, in full all dividends payable on all outstanding shares of preferred stock of all series for all past dividend periods, the voting rights stated in the preceding sentence shall cease, and the terms of office of all of the directors elected by the holders of preferred stock (but not of the directors elected by the holders of common stock) shall terminate automatically. A special meeting of stockholders shall be called and held as soon thereafter as practicable for the election of two directors by the holders of the preferred stock, as provided in the preceding paragraph; and at such meeting, and at all subsequent meetings of stockholders at which directors are to be elected, the holders of shares of preferred stock and of common stock shall have the right to elect the members of the board of directors as stated in the preceding paragraph, subject to the revesting of the rights of the holders of the preferred stock as provided in the first sentence of this paragraph in the event of any subsequent arrearage in the payment of two full years’ dividends on the shares of preferred stock of any series.

Any vacancy in the office of any director elected by the holders of shares of preferred stock may be filled by the remaining directors (or director) so elected or, if not so filled, by the holders of shares of preferred stock of all series, voting separately as a single class, at any meeting of stockholders for the election of directors held thereafter. A director elected by the holders of preferred stock or of common stock may be removed with or without cause, but only by action taken by the holders of at least 75% of the shares of preferred stock or of common stock, respectively, then entitled to vote in an election to fill that directorship.

Except to the extent stated otherwise in this Article Fourth, the provisions of Article Eighth shall apply to this Article Fourth.

4.        Liquidation. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of preferred stock of each series shall be entitled to receive only such amount or amounts, including accumulated and unpaid dividends, as shall have been fixed by the charter or by the resolution or resolutions of the board of directors providing for the issue of such series. If, upon any such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets of the Corporation available for distribution among the holders of all outstanding shares of preferred stock of all series should be insufficient to permit the payment in full to such holders of the amounts to which they are entitled, then such available assets shall be distributed among the holders of shares of preferred stock ratably in any such distribution of assets according to the respective amounts that would be payable on all such shares if all amounts thereon were paid in full. A consolidation or merger of the Corporation with or into one or more other corporations or a sale, lease or exchange of all or substantially all of the assets of the Corporation shall not be deemed to be a voluntary or involuntary liquidation, dissolution or winding up, within the meaning of this Article Fourth.

C.           All stock

1.        Sale of shares. The board of directors may authorize the sale and issuance from time to time of shares of stock, whether now or hereafter authorized, for such consideration as the board of directors considers advisable, but not less than par value, subject to such limitations as may be set forth in the charter of the Corporation, the bylaws, the General Laws of the State of Maryland, the Investment Company Act of 1940, and other applicable laws.

2.        Fractional shares. Except as may be provided otherwise by the board of directors in authorizing the issuance of a series of preferred stock, stock may be issued in fractions of whole shares, to which attach pro rata all of the rights of whole shares, including the right of voting and of receipt of dividends, except that there shall be no right of receipt of a certificate representing any fraction of a whole share.

3.        No preemptive rights. No holder of shares of the Corporation, whether now or hereafter authorized, shall be entitled as of right to acquire from the Corporation any shares of the Corporation, whether now or hereafter authorized.

FIFTH. Series B, Series C and Series D of Floating Rate Mandatory Redeemable Preferred Shares. The number of shares, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption, of the Floating Rate Mandatory Redeemable Preferred Shares, Series B; Floating Rate Mandatory Redeemable Preferred Shares, Series C; and Floating Rate Mandatory Redeemable Preferred Shares, Series D are as set forth in this Article Fifth:

DESIGNATION

FLOATING RATE MANDATORY REDEEMABLE PREFERRED SHARES, SERIES B: A series of 600 shares of Preferred Stock, par value $.001 per share, liquidation preference $100,000 per share plus accumulated but unpaid dividends, if any, thereon (whether or not earned or declared), is hereby designated “Floating Rate Mandatory Redeemable Preferred Shares, Series B” (the “Series B MRP Shares”). Each Series B MRP Share shall be issued on the Original Issue Date. The initial Dividend Period for the Series B MRP Shares shall be the period from and including the Original Issue Date to and including March 31, 2014. Each Series B MRP Share shall have a dividend rate equal to the Series B Applicable Rate from time to time, and shall have such other preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption, in addition to those required by applicable law or set forth in the Charter applicable to Preferred Stock of the Corporation, as are set forth in this Article Fifth. The Series B MRP Shares shall constitute a separate series of Preferred Stock of the Corporation, and each Series B MRP Share shall be identical.

FLOATING RATE MANDATORY REDEEMABLE PREFERRED SHARES, SERIES C: A series of 750 shares of Preferred Stock, par value $.001 per share, liquidation preference $100,000 per share plus accumulated but unpaid dividends, if any, thereon (whether or not earned or declared), is hereby designated “Floating Rate Mandatory Redeemable Preferred Shares, Series C” (the “Series C MRP Shares”). Each Series C MRP Share shall be issued on the Original Issue Date. The initial Dividend Period for the Series C MRP Shares shall be the period from and including the Original Issue Date to and including March 31, 2014. Each Series C MRP Share shall have a dividend rate equal to the Series C Applicable Rate from time to time, and shall have such other preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption, in addition to those required by applicable law or set forth in the Charter applicable to Preferred Stock of the Corporation, as are set forth in this Article Fifth. The Series C MRP Shares shall constitute a separate series of Preferred Stock of the Corporation, and each Series C MRP Share shall be identical.

FLOATING RATE MANDATORY REDEEMABLE PREFERRED SHARES, SERIES D: A series of 330 shares of Preferred Stock, par value $.001 per share, liquidation preference $100,000 per share plus accumulated but unpaid dividends, if any, thereon (whether or not earned or declared), is hereby designated “Floating Rate Mandatory Redeemable Preferred Shares, Series D” (the “Series D MRP Shares”). Each Series D MRP Share shall be issued on the Original Issue Date. The initial Dividend Period for the Series D MRP Shares shall be the period from and including the Original Issue Date to and including September 30, 2014. Each Series D MRP Share shall have a dividend rate equal to the Series D Applicable Rate from time to time, and shall have such other preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption, in addition to those required by applicable law or set forth in the Charter applicable to Preferred Stock of the Corporation, as are set forth in this Article Fifth. The Series D MRP Shares shall constitute a separate series of Preferred Stock of the Corporation, and each Series D MRP Share shall be identical.

The Board of Directors of the Corporation may, in the future, by resolution duly adopted, without stockholder approval (except as otherwise provided by this Article Fifth or required by applicable law), classify additional shares out of the Corporation’s authorized and unissued Preferred Stock as one or more additional series of MRP Shares, with the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption and other terms herein described, except that the Original Issue Date, initial Dividend Period and Applicable Rate pertaining to the MRP Shares of each such additional series, and any other changes in the terms herein set forth, shall be as set forth in the Articles Supplementary with respect to such additional series.

As used herein, capitalized terms not otherwise defined herein shall have the meanings provided in Section 12 hereof.

SECTION 1.	RANKING.

(a)    The MRP Shares shall rank on a parity with shares of any other series of Preferred Stock as to the payment of dividends to which the shares are entitled and the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Corporation.

(b)    No Holder of MRP Shares shall have, solely by reason of being a Holder, any preemptive right, or, unless otherwise determined by the Board of Directors, other right to acquire, purchase or subscribe for any Preferred Stock, Common Stock or other securities of the Corporation which it may hereafter issue or sell.

SECTION 2.	DIVIDENDS.

(a)    The Holders of MRP Shares shall be entitled to receive quarterly cumulative cash dividends, when, as and if authorized by the Board of Directors and declared by the Corporation, out of funds legally available therefor, at the rate per annum equal to the Dividend Rate, and no more, payable on the respective dates determined as set forth in paragraph (b) of this Section 2. Dividends on Outstanding MRP Shares shall accumulate from the Original Issue Date.

(b)    (i) Dividends on MRP Shares shall be payable quarterly when, as and if authorized by the Board of Directors and declared by the Corporation beginning on the initial Dividend Payment Date with respect to the initial Dividend Period, and on the applicable Dividend Payment Date with respect to each subsequent Dividend Period.

(ii)    Except as otherwise set forth herein, the Corporation shall deposit irrevocably in trust with the Paying Agent not later than 3:00 p.m., New York City time, on the Business Day next preceding each Dividend Payment Date an amount of same-day funds equal to the aggregate amount of dividends to be paid to all Holders of MRP Shares on such Dividend Payment Date and the Holders shall have received such funds on such Dividend Payment Date. The Corporation shall not be required to establish any reserves for the payment of dividends.

(iii)    Each dividend on MRP Shares shall be paid on the Dividend Payment Date therefor to the Holders thereof as their names appear in the record books of the Corporation at the close of business on the fifth (5th) day prior to such Dividend Payment Date (or if such day is not a Business Day, the next preceding Business Day). Dividends in arrears for any past Dividend Period may be declared and paid at any time, without reference to any regular Dividend Payment Date, to the Holders as their names appear on the share ledger or share records of the Corporation at the close of business on a date, not exceeding five (5) calendar days preceding the payment date thereof, as may be fixed by the Board of Directors. No interest will be payable in respect of any dividend payment or payments which may be in arrears.

(c)    (i) Subject to the provisions of Sections 2(c)(ii) and 2(c)(iii) below, the dividend rate applicable to a series of MRP Shares (the “Dividend Rate”) with respect to each Dividend Payment Date shall be determined as follows:

(A)    If on the first day of the Dividend Period immediately preceding such Dividend Payment Date the MRP Shares of such series are rated no lower than “A” by Fitch (and no lower than the equivalent of such rating by any Other Rating Agency), the Dividend Rate for such series of MRP Shares shall be the Applicable Rate.

(B)    If on the first day of the Dividend Period immediately preceding such Dividend Payment Date the MRP Shares of such series are rated lower than “A” by Fitch (or lower than the equivalent of such rating by any Other Rating Agency), the Dividend Rate for such series of MRP Shares shall be the Applicable Rate plus the enhanced dividend amount (which shall not be cumulative) set forth opposite the lowest of such ratings in the table below.

FITCH RATING	ENHANCED DIVIDEND AMOUNT

“A-”	0.5%

“BBB+” to “BBB-”	2.0%

“BB+” or below	4.0%

(C)    The Corporation shall, at all times, use its reasonable best efforts to cause at least one NRSRO to maintain a current long-term credit rating on each series of the MRP Shares for so long as such series is Outstanding. If, notwithstanding the foregoing, no Rating Agency is rating a series of MRP Shares, the Dividend Rate (so long as no such rating exists) for such series of MRP Shares shall be equal to the Applicable Rate plus 4.0% unless the Dividend Rate is the Default Rate, in which case the Dividend Rate shall remain the Default Rate.

(ii)    Subject to the cure provisions of Section 2(c)(iii) below, a “Default Period” will commence on any Dividend Payment Date or any Redemption Date if the Corporation fails to deposit irrevocably in trust with the Paying Agent not later than 3:00 p.m., New York City time, an amount of same-day funds equal to (A) the full amount of any dividend payable on such Dividend Payment Date (a “Dividend Default”) or (B) the full amount of any redemption price payable on such Redemption Date (a “Redemption Default”) and the Holders have not received such funds on the same Business Day. Subject to the cure provisions of Section 2(c)(iii) below, a Default Period with respect to a Dividend Default or a Redemption Default shall end on the Business Day on which, by 12:00 noon, New York City time, all unpaid dividends and any unpaid redemption price shall have been deposited irrevocably in trust, in same-day funds, with the Paying Agent (and the Holders have received such funds on the same Business Day). In the case of a Dividend Default or a Redemption Default, the Dividend Rate for each day during the Default Period shall be equal to the Default Rate.

(iii)    No Default Period with respect to a Dividend Default or Redemption Default (if such default is not solely due to the willful failure of the Corporation) shall be deemed to have commenced if the amount of any dividend or any redemption price due is deposited irrevocably in trust, in same-day funds, with the Paying Agent (and the Holders have received such funds on the same Business Day) within three (3) Business Days (the “Default Rate Cure Period”) after the applicable Dividend Payment Date or Redemption Date, together with an amount equal to the Default Rate applied to the amount of such non-payment based on the actual number of days within the Default Rate Cure Period divided by 360.

(iv)    The amount of dividends per share payable on each Dividend Payment Date shall be computed by multiplying the Dividend Rate for the immediately preceding Dividend Period by a fraction, the numerator of which shall be 90 and the denominator of which shall be 360, multiplying the amount so obtained by the MRP Liquidation Preference Amount, and rounding the amount so obtained to the nearest cent. Dividends payable on any MRP Shares for any period of less than a full quarterly Dividend Period including in connection with the first Dividend Period or upon any redemption of such shares on any date other than on a Dividend Payment Date, shall be computed by multiplying the Dividend Rate for such period by a fraction, the numerator of which shall be the actual number of days in such period and the denominator of which shall be 360, multiplying the amount so obtained by the MRP Liquidation Preference Amount, and rounding the amount so obtained to the nearest cent.

(d)    Any dividend payment made on MRP Shares shall first be credited against the earliest accumulated but unpaid dividends due with respect to such MRP Shares.

(e)    For so long as any MRP Shares are Outstanding, except as contemplated herein, the Corporation will not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or options, warrants or rights to subscribe for or purchase, Common Shares or other shares of capital stock, if any, ranking junior to the MRP Shares as to dividends or upon liquidation) with respect to Common Shares or any other shares of the Corporation ranking junior to or on a parity with the MRP Shares as to dividends or upon liquidation, or call for redemption, redeem, purchase or otherwise acquire for consideration any Common Shares or any other such junior shares (except by conversion into or exchange for shares of the Corporation ranking junior to the MRP Shares as to dividends and upon liquidation) or any such parity shares (except by conversion into or exchange for shares of the Corporation ranking junior to or on a parity with the MRP Shares as to dividends and upon liquidation), unless (1) immediately after such transaction the Corporation would satisfy the MRP Shares Asset Coverage Test and the MRP Shares Overcollateralization Test, (2) full cumulative dividends on the MRP Shares due on or prior to the date of the transaction have been declared and paid to the Holders of MRP Shares, and (3) the Corporation has redeemed the full number of MRP Shares required to be redeemed by any provision for mandatory redemption contained in Section 3(a) (without regard to the provisions of the Special Proviso).

SECTION 3.	REDEMPTION.

(a)    (i) The Corporation may, at its option, redeem in whole or in part out of funds legally available therefor, MRP Shares at any time and from time to time, upon not less than 30 calendar days’ nor more than 35 calendar days’ notice as provided in Section 3(c), at a redemption price per share equal to the sum of (A) the MRP Liquidation Preference Amount plus accumulated but unpaid dividends and distributions on each MRP Share to be redeemed (whether or not earned or declared by the Corporation, but excluding interest thereon), to, but excluding, the date fixed for redemption, plus (B) the Early Redemption Amount then applicable, if any.

(ii)    If the Corporation fails to satisfy (1) the MRP Shares Asset Coverage Test as of the last day of any month or (2) the MRP Shares Overcollateralization Test as of any Valuation Date, and any such failure is not cured as of the close of business on the applicable Cure Date, the Corporation shall, subject to Section 3(a)(iii), redeem MRP Shares at a redemption price per share equal to the sum of (A) the MRP Liquidation Preference Amount plus accumulated but unpaid dividends and distributions on each MRP Share to be redeemed (whether or not earned or declared by the Corporation, but excluding interest thereon) to, but excluding, the date fixed for redemption, plus (B) an additional amount equal to the lesser of (1) 1% of the MRP Liquidation Preference Amount or (2) the Early Redemption Amount then applicable, if any. The number of MRP Shares to be redeemed in such circumstances will be equal to the product of (I) the quotient of the number of Outstanding MRP Shares divided by the aggregate number of outstanding Preferred Shares of the Corporation (including the MRP Shares) which have an asset coverage test greater than or equal to 225% multiplied by (II) the minimum number of outstanding Preferred Shares of the Corporation (including the MRP Shares) the redemption of which, if deemed to have occurred immediately prior to the opening of business on the applicable Cure Date, would result in the Corporation satisfying the MRP Shares Asset Coverage Test or the MRP Shares Overcollateralization Test, as the case may be, as of such Cure Date (provided that, if there is no such number of MRP Shares the redemption of which would have such result, the Corporation shall, subject to Section 3(a)(iii), redeem all MRP Shares then Outstanding). Notwithstanding the foregoing, if the Corporation satisfies the MRP Asset Coverage Test and the MRP Overcollateralization Test as of the applicable Cure Date before taking into account any redemptions of Preferred Shares, the Corporation shall not be obligated to redeem any Preferred Shares under this Section 3(a)(ii).

(iii)    The Corporation shall effect any redemption pursuant to subparagraph (a)(ii) of this Section 3 not less than 30 calendar days and not more than 35 calendar days after the Cure Date (the “Mandatory Redemption Date”), provided, that if the Corporation (1) does not have funds legally available for the redemption of, or (2) is not otherwise legally permitted to redeem, the number of MRP Shares which would be required to be redeemed by the Corporation under subparagraph (a)(ii) of this Section 3 if sufficient funds were available, together with shares of other Preferred Shares which are subject to mandatory redemption under provisions similar to those contained in this Section 3(a) (the foregoing provisions of clauses (1) and (2) of this proviso being referred to as the “Special Proviso”), the Corporation shall redeem the MRP Shares and other Preferred Shares which it was unable to redeem on the earliest practicable date on which the Corporation has such funds available and is not otherwise prohibited from making such redemption under applicable laws (the “Delayed Redemption Date”), upon notice given pursuant to Section 3(c) to Holders of the MRP Shares to be redeemed and to the Paying Agent.

(iv)    The Corporation shall redeem all Outstanding Series B MRP Shares, Series C MRP Shares and Series D MRP Shares on the respective Term Redemption Dates at the MRP Liquidation Preference Amount plus accumulated but unpaid dividends and distributions thereon (whether or not earned or declared by the Corporation, but excluding interest thereon), to, but excluding, the respective Term Redemption Dates.

(v)    With respect to any redemption required under subparagraphs (ii), (iii) or (iv) of this Section 3(a), the Corporation shall deposit irrevocably in trust with the Paying Agent an amount of same-day funds sufficient to redeem the specified number of MRP Shares, not later than 3:00 p.m., New York City time, on the Business Day next preceding the Mandatory Redemption Date, the Delayed Redemption Date or the Term Redemption Date, as the case may be, and the Holders shall have received such Funds on the Mandatory Redemption Date, the Delayed Redemption Date or the Term Redemption Date, as the case may be.

(b)    If fewer than all of the Outstanding shares of a series of MRP Shares are to be redeemed pursuant to any provision of Section 3(a), the Corporation shall allocate the number of shares to be redeemed pro rata among all Holders of MRP Shares of such series in proportion to the number of MRP Shares of such series held by such Holders.

(c)    In the event of any redemption pursuant to Section 3(a), the Corporation will file a notice of its intention to redeem with the Commission under Rule 23c-2 under the 1940 Act or any successor provision to the extent applicable. In addition, the Corporation shall deliver a notice of redemption (the “Notice of Redemption”) containing the information set forth below to the Holders of MRP Shares to be redeemed not less than 30 calendar days and not more than 35 calendar days prior to the applicable redemption date. The Notice of Redemption shall be addressed to the Paying Agent and to the Holders of MRP Shares at their addresses appearing in the record books of the Corporation. Such Notice of Redemption shall set forth (1) the date fixed for redemption, (2) the number and identity of MRP Shares to be redeemed, (3) the redemption price (specifying the amount of accumulated dividends to be included therein and the amount of the redemption premium, if any), (4) that dividends on the shares to be redeemed will cease to accumulate on such date fixed for redemption, and (5) the provision of this Article Fifth under which redemption shall be made. No defect in the Notice of Redemption or in the transmittal or mailing thereof will affect the validity of the redemption proceedings, except as required by applicable law.

(d)    Notwithstanding the provisions of Section 3(a), but subject to Section 5(b), no MRP Shares may be redeemed unless all dividends in arrears on the Outstanding MRP Shares and all shares of capital stock of the Corporation ranking on a parity with the MRP Shares with respect to payment of dividends or upon liquidation have been or are being contemporaneously paid or set aside for payment; provided, however, that the foregoing shall not prevent the purchase or acquisition of all Outstanding MRP Shares pursuant to the successful completion of an otherwise lawful purchase or exchange offer made on the same terms to, and accepted by, Holders of all Outstanding MRP Shares.

(e)    Provided that Notice of Redemption has been given to the Paying Agent and the Holders of the MRP Shares in accordance with Section 3(c), upon the deposit irrevocably in trust with the Paying Agent (and the receipt of such funds by the Holders), on or prior to the date fixed for redemption, of same-day funds in an amount sufficient to redeem the number of MRP Shares to be redeemed, dividends on such shares shall cease to accumulate and such shares shall no longer be deemed to be Outstanding for any purpose (including, without limitation, for purposes of calculating whether the Corporation has satisfied the MRP Shares Asset Coverage Test or the MRP Shares Overcollateralization Test), and all rights of the Holders of the shares so called for redemption shall cease and terminate, except the right of such Holders to receive the redemption price specified herein, but without any interest or other additional amount. Such redemption price shall be paid by the Paying Agent to the Holders and, upon written request, the Corporation shall be entitled to receive from the Paying Agent, promptly after the date fixed for redemption (and after the Holders have received all amounts to which such Holders are entitled), any cash deposited with the Paying Agent in excess of (1) the aggregate redemption price of the MRP Shares called for redemption on such date and (2) such other amounts, if any, to which Holders of MRP Shares called for redemption may be entitled. Any funds so deposited that are unclaimed at the end of two years from such redemption date shall, to the extent permitted by law, be paid to the Corporation upon its written request, after which time the Holders so called for redemption may look only to the Corporation for payment of the redemption price and all other amounts, if any, to which they may be entitled.

(f)    To the extent that any redemption for which a Notice of Redemption has been given is not made by reason of the Special Proviso, such redemption shall be made as soon as practicable to the extent such funds become legally available or such redemption is no longer otherwise prohibited. Failure to redeem MRP Shares shall be deemed to exist when the Corporation shall have failed, for any reason whatsoever, to pay the holders of MRP Shares the redemption price with respect to any shares for which such Notice of Redemption has been given in accordance with Sections 3 hereof. Notwithstanding the fact that the Corporation may not have redeemed MRP Shares for which a Notice of Redemption has been given, dividends may be declared and paid on MRP Shares and shall include those MRP Shares (x) for which Notice of Redemption has been given but as to which the Corporation shall not have deposited irrevocably in trust with the Paying Agent same-day funds in an amount sufficient to effect such redemption and (y) for which Notice of Redemption has been given but as to which the Holders have not received an amount sufficient to effect such redemption.

(g)    The Corporation is required to deposit funds with the Paying Agent in accordance with the terms of this Article Fifth for the benefit of the Holders of MRP Shares and such funds will be held in trust by the Paying Agent for the benefit of such Holders. For the avoidance of doubt, if the Corporation irrevocably deposits such funds with the Paying Agent in accordance with the terms of this Article Fifth and the Holders of MRP Shares do not receive such funds for any reason whatsoever, the Corporation agrees to pay such funds directly to the Holders of MRP Shares in a timely manner.

(h)    Except for the provisions described above, nothing contained in this Article Fifth limits any right of the Corporation to purchase or otherwise acquire any MRP Shares at any price, whether higher or lower than the price that would be paid in connection with an optional or mandatory redemption, provided that, at the time of any such purchase, (1) there is no arrearage in the payment of dividends on, or the redemption price with respect to, any MRP Shares for which Notice of Redemption has been given, (2) the Corporation would satisfy the MRP Shares Asset Coverage Test and the MRP Shares Overcollateralization Test after giving effect to such purchase or acquisition and (3) any offer to purchase or otherwise acquire any MRP Shares is made by the Corporation pro rata to all Holders of MRP Shares at the time outstanding upon the same terms and conditions.

(i)    In the case of any redemption pursuant to this Section 3, only whole MRP Shares shall be redeemed, and in the event that any provision of the Charter would require redemption of a fractional share, the Corporation or the Paying Agent, as applicable, shall be authorized to round up so that only whole shares are redeemed.

SECTION 4.	VOTING RIGHTS.

(a)    Except for matters which do not require the vote of Holders of MRP Shares under the 1940 Act and except as otherwise provided in the Charter or the Bylaws, herein or as otherwise required by applicable law, (1) each Holder of MRP Shares shall be entitled to one vote for each MRP Share held on each matter submitted to a vote of stockholders of the Corporation, and (2) the holders of outstanding Preferred Shares and Common Shares shall vote together as a single class on all matters submitted to stockholders; provided, however, that the holders of outstanding Preferred Shares shall be entitled, as a class, to the exclusion of the holders of shares of all other classes of stock of the Corporation, to elect two directors of the Corporation at all times and, subject to paragraph (b) of this Section 4, the holders of outstanding Common Shares, voting separately as a single class, shall be entitled to elect the balance of the members of the board of directors. Subject to the foregoing rights of the Holders of the MRP Shares, the identity and class (if the Board of Directors is then classified) of the nominees for such directors may be fixed by the Board of Directors.

(b)    During any period in which any one or more of the conditions described below shall exist (such period being referred to herein as a “Voting Period”), the number of directors constituting the Board of Directors shall automatically increase by the smallest number that, when added to the two directors elected exclusively by the holders of Preferred Shares, would constitute a majority of the Board of Directors as so increased by such smallest number; and the holders of Preferred Shares shall be entitled, voting as a class on a one-vote-per-share basis (to the exclusion of the holders of all other securities and classes of shares of the Corporation), to elect such smallest number of additional directors, together with the two directors that such holders are in any event entitled to elect. A Voting Period shall commence:

(i)        if at the close of business on any Dividend Payment Date accumulated dividends (whether or not earned or declared) on Preferred Shares equal to at least two full years’ dividends shall be due and unpaid; or

(ii)        if at any time holders of any Preferred Shares are entitled under the 1940 Act to elect a majority of the directors of the Corporation.

Upon the termination of a Voting Period, the voting rights described in this paragraph (b) of Section 4 shall cease, subject always, however, to the revesting of such voting rights in the holders of Preferred Shares upon the further occurrence of any of the events described in this paragraph (b) of Section 4.

(c)    As soon as practicable after the accrual of any right of the holders of Preferred Shares to elect additional directors as described in paragraph (b) of this Section 4, the Corporation shall call a special meeting of such holders, and mail a notice of such special meeting to such holders, such meeting to be held not less than 10 calendar days nor more than 30 calendar days after the date of mailing of such notice. If the Corporation fails to send such notice or if a special meeting is not called at the expense of the Corporation, it may be called by any such holder on like notice. The record date for determining the holders entitled to notice of and to vote at such special meeting shall be the close of business on the fifth Business Day preceding the day on which such notice is mailed. At any such special meeting and at each meeting of holders of Preferred Shares held during a Voting Period at which directors are to be elected, such holders, voting as a separate class (to the exclusion of the holders of all other securities and classes of capital stock of the Corporation), shall be entitled to elect the number of directors prescribed in paragraph (b) of this Section 4 on a one-vote-per-share basis.

(d)    The terms of office of all persons who are directors of the Corporation at the time of a special meeting of Holders of the MRP Shares and holders of other Preferred Shares to elect directors shall continue, notwithstanding the election at such meeting by the Holders of the MRP Shares and such holders of other Preferred Shares of the number of directors that they are entitled to elect, and the persons so elected by such holders, together with the two incumbent directors elected by such holders and the remaining incumbent directors, shall constitute the duly elected directors of the Corporation.

(e)    Simultaneously with the termination of a Voting Period, the terms of office of the additional directors elected by the Holders of the MRP Shares and holders of other Preferred Shares pursuant to paragraph (b) of this Section 4 shall terminate, the number of directors constituting the Board of Directors shall decrease accordingly, the remaining directors shall constitute the directors of the Corporation and the voting rights of such holders to elect additional directors pursuant to paragraph (b) of this Section 4 shall cease, subject to the provisions of the last sentence of paragraph (b) of this Section 4.

(f)    So long as any of the MRP Shares are Outstanding, the Corporation will not, without the affirmative vote of the holders of a majority of the outstanding Preferred Shares determined with reference to a “majority of outstanding voting securities” as that term is defined in Section 2(a)(42) of the 1940 Act (a “1940 Act Majority”), voting as a separate class:

(i)        amend, alter or repeal any of the preferences, rights or powers of such class of Preferred Shares so as to affect materially and adversely such preferences, rights or powers;

(ii)        amend, alter or repeal any of the provisions of the Charter or the Bylaws if such amendment, alteration or repeal would materially and adversely affect any privilege, preference, right or power of the MRP Shares or the Holders thereof or would restrict or limit the ability of the Corporation to comply with the terms and provisions of the Securities Purchase Agreement;

(iii)    create, authorize or issue shares of any class or series of capital stock, including any additional series of MRP Shares, ranking on a parity with the Preferred Shares with respect to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Corporation (“Parity Shares”), or any securities convertible into, or warrants, options or similar rights to purchase, acquire or receive, Parity Shares or reclassify any authorized shares of capital stock of the Corporation into Parity Shares; provided, however, that, notwithstanding the foregoing, the Board of Directors, without the vote or consent of the holders of the Preferred Shares may from time to time authorize, create and classify, and the Corporation, to the extent permitted by the 1940 Act, may from time to time issue, Parity Shares, and may authorize, reclassify and/or issue any additional MRP Shares, including shares previously purchased or redeemed by the Corporation, if, upon issuance of such Parity Shares, (A) the Corporation would satisfy the MRP Shares Asset Coverage Test and the MRP Shares Overcollateralization Test and, in all material respects, the other provisions of this Article Fifth and (B) all accrued and unpaid dividends on the MRP Shares shall have been paid in full and all redemptions required in respect of the MRP Shares (without regard to the Special Proviso) shall have been effectuated, except to the extent the proceeds of the issuance of such Preferred Shares are used to pay such dividends in full and to effect all such redemptions; provided, further, that if the holders of such Parity Shares have the benefit of any rights substantially similar to Section 2(e), Section 3(a)(ii), this Section 4(f)(iii) or Section 4(h) which are additional to or more beneficial than the rights of the Holders of MRP Shares under such sections, then this Article Fifth shall be deemed to include such additional or more beneficial rights for the benefit of all Holders of MRP Shares. Such rights incorporated herein shall be terminated when and if terminated with respect to such Parity Shares and shall be deemed amended or modified concurrently with any amendment or modification of such Parity Shares but, in no event, shall any such termination, amendment or modification affect the remaining rights of the Holders of MRP Shares;

(iv)    liquidate or dissolve the Corporation;

(v)    create, authorize, issue, incur or suffer to exist any indebtedness for borrowed money or any direct or indirect guarantee of such indebtedness for borrowed money or any direct or indirect guarantee of such indebtedness, except the Corporation may borrow and issue indebtedness as may be permitted by the Corporation’s investment restrictions or as may be permitted by the 1940 Act; provided, however, that transfers of assets by the Corporation subject to an obligation to repurchase shall not be deemed to be indebtedness for purposes of this provision to the extent that after giving effect to any such transaction the Corporation would satisfy the MRP Shares Overcollateralization Test; or

(vi)    create, authorize or issue any shares of capital stock of the Corporation which are senior to the Preferred Shares with respect to the payment of dividends, the making of redemptions, liquidation preference or the distribution of assets of the Corporation, or any securities convertible into, or warrants, options or similar rights to purchase, acquire or receive, such shares of capital stock ranking senior to the Preferred Shares or reclassify any authorized shares of capital stock of the Corporation into any shares ranking senior to the Preferred Shares.

(g)    The affirmative vote of the holders of a 1940 Act Majority of the outstanding Preferred Shares, voting as a separate class, shall be required to approve any plan of reorganization (as such term is used in the 1940 Act) adversely affecting such shares or any action requiring a vote of security holders of the Corporation under Section 13(a) of the 1940 Act.

(h)    The affirmative vote of the holders of a 1940 Act Majority of any series of MRP Shares, voting separately as a series, shall be required with respect to (i) any matter that materially and adversely affects the rights, preferences, or powers of such series in a manner different from that of other separate series of classes of the Corporation’s shares of capital stock or (ii) any matter described in Section 4(f)(vi). The vote of holders of any shares described in this Section 4(h) will in each case be in addition to a separate vote of the requisite percentage of Common Shares and/or Preferred Shares, if any, necessary to authorize the action in question.

(i)    Unless otherwise required by law, Holders of MRP Shares shall not have any relative rights or preferences or other special rights other than those specifically set forth herein. The Holders of MRP Shares shall have no rights to cumulative voting. If the Corporation fails to pay any dividends on the MRP Shares, the exclusive remedy of Holders of MRP Shares shall be the right to elect directors pursuant to the provisions of this Section 4 and such other rights as are expressly provided for by the Charter or are available to stockholders under applicable law or in a proceeding in equity.

(j)    Any vote, amendment, waiver, or consent granted or to be effected by any Holder of MRP Shares that has agreed to transfer such MRP Shares to the Corporation or any Affiliate of the Corporation and has agreed to provide such waiver, vote, amendment or modification as a condition to such transfer shall be void and of no effect except as to such Holder.

(k)    The foregoing voting provisions shall not apply with respect to the MRP Shares if, at or prior to the time when a vote is required, such shares have been (i) redeemed or (ii) called for redemption and the Corporation shall have deposited irrevocably in trust with the Paying Agent an amount of same-day funds sufficient to effect such redemption (and the Holders shall have received such Funds).

SECTION 5.	LIQUIDATION RIGHTS.

(a)    Upon the dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, the Holders of MRP Shares then Outstanding, together with holders of shares of any outstanding Preferred Shares ranking on a parity with the MRP Shares upon dissolution, liquidation or winding up, shall be entitled to receive and to be paid out of the assets of the Corporation (or the proceeds thereof) available for distribution to its stockholders after satisfaction of claims of creditors of the Corporation, but before any distribution or payment shall be made in respect of the Common Shares, an amount equal to the liquidation preference with respect to such shares. The liquidation preference for MRP Shares shall be $100,000 per share, plus an amount equal to all accumulated dividends thereon (whether or not earned or declared but without interest) to the date payment of such distribution is made in full or an amount of same-day funds sufficient for the payment thereof is deposited irrevocably in trust with the Paying Agent. No redemption premium shall be paid upon any liquidation even if such redemption premium would be paid upon optional or mandatory redemption of the relevant shares. In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or otherwise, is permitted under the MGCL, amounts that would be needed, if the Corporation were to be dissolved at the time of distribution, to satisfy the liquidation preference of the MRP Shares will not be added to the Corporation’s total liabilities.

(b)    If, upon any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the assets of the Corporation available for distribution among the holders of all outstanding Preferred Shares shall be insufficient to permit the payment in full to holders of the amounts to which they are entitled, then the available assets shall be distributed among the holders of all outstanding Preferred Shares ratably in any distribution of assets according to the respective amounts which would be payable on all the shares if all amounts thereon were paid in full.

(c)    Upon the dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, until payment in full is made to the Holders of MRP Shares of the liquidation distribution to which they are entitled, (1) no dividend or other distribution shall be made to the holders of Common Shares or any other class of shares of capital stock of the Corporation ranking junior to MRP Shares upon dissolution, liquidation or winding up and (2) no purchase, redemption or other acquisition for any consideration by the Corporation shall be made in respect of the Common Shares or any other class of shares of capital stock of the Corporation ranking junior to MRP Shares upon dissolution, liquidation or winding up.

(d)    A consolidation, reorganization or merger of the Corporation with or into any company, trust or other legal entity, or a sale, lease or exchange of all or substantially all of the assets of the Corporation in consideration for the issuance of equity securities of another company, trust of other legal entity shall not be deemed to be a liquidation, dissolution or winding up, whether voluntary or involuntary, for the purposes of this Section 5.

(e)    After the payment to the holders of Preferred Shares of the full preferential amounts provided for in this Section 5, the holders of Preferred Shares as such shall have no right or claim to any of the remaining assets of the Corporation.

(f)    Subject to the rights of the holders of shares of any series or class or classes of stock ranking on a parity with MRP Shares with respect to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Corporation, after payment shall have been made in full to the Holders of the MRP Shares as provided in paragraph (a) of this Section 5, but not prior thereto, any other series or class or classes of stock ranking junior to MRP Shares with respect to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Corporation shall, subject to any respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the Holders of the MRP Shares shall not be entitled to share therein.

SECTION 6.	RATING AGENCIES.

(a)    If a Rating Agency shall cease to rate the securities of closed-end management investment companies generally, the Board of Directors shall terminate the designation of such Rating Agency as a Rating Agency hereunder.

(b)    The Board of Directors may elect to terminate the designation of any Rating Agency as a Rating Agency hereunder with respect to a series of MRP Shares so long as either (i) immediately following such termination, there would be at least one Rating Agency providing a rating with respect to such series or (ii) it replaces the terminated Rating Agency with another NRSRO and provides notice thereof to the Holders of such series; provided, however, that such replacement shall not occur unless such replacement Other Rating Agency shall have at the time of such replacement (A) published a rating for the MRP Shares of such series and (B) entered into an agreement with the Corporation to continue to publish such rating subject to the Rating Agency’s customary conditions.

(c)    The Board of Directors may also elect to designate one or more other NRSROs as Other Rating Agencies hereunder with respect to a series of MRP Shares by notice to the Holders of such series of MRP Shares.

SECTION 7.	RATING AGENCY GUIDELINES.

(a)    For so long as any MRP Shares are outstanding and any Rating Agencies are then rating the MRP Shares, the Corporation will perform all actions required by the respective Rating Agency Guidelines and will not engage in any transactions proscribed by restrictions set forth in such Rating Agency Guidelines, unless it has received written confirmation from the applicable Rating Agency that such noncompliance would not adversely affect the rating then assigned by such Rating Agency to the MRP Shares.

(b)    Without limiting the generality of Section 7(a), for so long as any MRP Shares are Outstanding and Fitch or any Other Rating Agency which so requires is then rating such shares, the Corporation shall deliver to each Rating Agency which is then rating MRP Shares and any other party specified in the respective Rating Agency Guidelines all certificates that are set forth in such Rating Agency Guidelines at such times and containing such information as set forth in such Rating Agency Guidelines.

(c)    The Rating Agency Guidelines of any Rating Agency may be amended by such Rating Agency without the vote, consent or approval of the Corporation, the Board of Directors, any Holder of MRP Shares or any holder of Preferred Shares or Common Shares of the Corporation. Any such amendment shall become effective for purposes of this Article Fifth if a Rating Agency publishes notice of new guidelines or upon the delivery to the Corporation of written notice setting forth such amendment.

SECTION 8.	NOTICES.

All notices and communications to Holders of MRP Shares provided for hereunder, unless otherwise specified in the Bylaws or this Article Fifth or otherwise required by applicable law, shall be in writing and sent (a) by telecopy if the Corporation on the same day sends a confirming copy of such notice by an internationally recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by an internationally recognized overnight delivery service (with charges prepaid), in each case to the respective addresses of such Holders of MRP Shares appearing in the record books of the Corporation. Notices under this Section 8 will be deemed given only when actually received.

SECTION 9.	WAIVER.

To the extent permitted by Maryland law, holders of a 1940 Act Majority of the outstanding Preferred Shares, acting collectively or voting separately from any other series, may by affirmative vote waive any provision hereof intended for their respective benefit in accordance with such procedures as may from time to time be established by the Board of Directors.

SECTION 10.	TERMINATION.

If no MRP Shares of a particular series are Outstanding, all rights and preferences of such shares of such series established and designated hereunder shall cease and terminate, and all obligations of the Corporation under this Article Fifth shall terminate as to such series of MRP Shares.

SECTION 11.	MISCELLANEOUS.

(a)    No fractional shares of MRP Shares shall be issued.

(b)    MRP Shares that are redeemed, exchanged or otherwise acquired by the Corporation shall return to the status of authorized and unissued shares of Preferred Stock of the Corporation without designation as to series.

(c)    To the extent permitted by applicable law, the Board of Directors may interpret or adjust the provisions of this Article Fifth to resolve any inconsistency or ambiguity or to remedy any formal defect, and may amend this Article Fifth with respect to any series of MRP Shares prior to the issuance of shares of such series.

(d)    References to sections, subsections, clauses, sub clauses, paragraphs and subparagraphs are to such sections, subsections, clauses, sub clauses, paragraphs and subparagraphs contained herein, unless specifically identified otherwise.

(e)    The headings contained in this Article Fifth are for convenience of reference only and shall not affect the meaning or interpretation of this Article Fifth.

SECTION 12.	DEFINITIONS.

As used herein, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Corporation.

“Applicable Rate” means (i) the Series B Applicable Rate for the Series B MRP Shares, (ii) the Series C Applicable Rate for the Series C MRP Shares and (iii) the Series D Applicable Rate for the Series D MRP Shares.

“Asset Coverage Cure Date” means, with respect to the failure by the Corporation to satisfy the MRP Shares Asset Coverage Test on the last day of any month, the date that is thirty (30) calendar days following such date.

“Board of Directors” or “Board” means the Board of Directors of the Corporation or any duly authorized committee thereof as permitted by applicable law.

“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.

“Bylaws” means the bylaws of the Corporation, as the same may be amended and restated from time to time.

“Charter” means the charter of the Corporation.

“Commission” means the United States Securities and Exchange Commission.

“Common Shares” means the shares of Common Stock, par value $.001 per share, of the Corporation.

“Common Stock” means “common stock” as defined in Article Fourth of the Charter.

“Cure Date” means the Asset Coverage Cure Date or the Overcollateralization Ratio Cure Date, as the case may be.

“Default Period” has the meaning set forth in Section 2(c)(ii) hereof.

“Default Rate” means, with respect to any series of the MRP Shares, for any calendar day, the Applicable Rate in effect on such day (without adjustment for any credit rating change on such series of the MRP Shares) plus 5% per annum.

“Default Rate Cure Period” has the meaning set forth in Section 2(c)(iii) hereof.

“Delayed Redemption Date” has the meaning set forth in Section 3(a)(iii) hereof.

“Discounted Value” means, with respect to any asset held by the Corporation as of any date, the quotient of the Market Value of such asset divided by the applicable discount factor set forth in the applicable Rating Agency Guidelines, as adjusted to take account of any diversification requirements in the applicable Rating Agency Guidelines.

“Dividend Default” has the meaning set forth in Section 2(c)(ii) hereof.

“Dividend Payment Date” means, with respect to any series of MRP Shares, the first (1st) Business Day of the month next following each Dividend Period.

“Dividend Period” means, with respect to any series of MRP Shares, the period beginning on and including the Original Issue Date and ending on and including the next following Quarterly Dividend Date, and each subsequent period from but excluding a Quarterly Dividend Date and ending on and including the next following Quarterly Dividend Date.

“Dividend Rate” has the meaning set forth in Section 2(c)(i) hereof.

“Early Redemption Amount” means (i) the Series B MRP Shares Early Redemption Amount in the case of the Series B MRP Shares, (ii) the Series C MRP Shares Early Redemption Amount in the case of the Series C MRP Shares and (iii) the Series D MRP Shares Early Redemption Amount in the case of the Series D MRP Shares.

“Fitch” means Fitch Ratings, Inc. and its successors at law.

“Fitch Guidelines” mean the guidelines provided by Fitch, as may be amended from time to time, in connection with Fitch’s ratings then assigned on any series of the MRP Shares.

“Holder” means, with respect to MRP Shares, the registered holder of MRP Shares as the same appears on the share ledger or share records of the Corporation.

“LIBOR” means, with respect to any Dividend Period for a series of MRP Shares, the rate for deposits in U.S. dollars having a maturity of three months commencing on the first day of the Dividend Period that appears on the Reuters page LIBOR01 as of 11:00 A.M., London time, two London Business Days prior to the first day of such Dividend Period. If such rate does not appear on such page at such time, then the Paying Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected and identified by the Issuer, to provide the Paying Agent with its offered quotation for deposits in U.S. dollars for the period of three months, commencing on the first day of the applicable Dividend Period, to prime banks in the London interbank market at approximately 11:00 A.M., London time, two London Business Days prior to the first day of such Dividend Period and in a principal amount of $5,000,000. If at least two quotations are provided, then LIBOR will be the arithmetic mean of those rates. If fewer than two quotations are provided, then LIBOR will be the arithmetic mean of the rates quoted at approximately 11:00 A.M. in the City of New York, two London Business days prior to the first day of such Dividend Period by three major banks in the City of New York selected and identified by the Issuer for loans in U.S. dollars to leading European banks, having a three-month maturity and in a principal amount of $5,000,000; provided, however, that if the banks selected and identified by the Issuer are not provided quotations in the manner described by this sentence, LIBOR for such Dividend Period shall be LIBOR in effect for the previous Dividend Period.

The Reuters screen “LIBOR01” is the display designated as the Reuters screen “LIBOR01”, or such other page as may replace the Reuters screen “LIBOR01” on that service or such other service or services as may be denominated for the purpose of displaying London interbank offered rates for U.S. dollar deposits by the British Bankers’ Association (the “BBA”), its successor, such as ICE Benchmark Administration Limited or such other entity assuming the responsibility of the BBA or its successor in calculating the London Inter-Bank Offered Rate in the event the BBA or its successor no longer does so.

“London Business Day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is a day on which dealings in U.S. dollars are transacted in the London interbank market.

“Mandatory Redemption Date” has the meaning set forth in Section 3(a)(iii) hereof.

“Market Value” means the market value of an asset of the Corporation determined as follows: Equity securities traded on a national or foreign securities exchange or traded over-the-counter and quoted on the NASDAQ Stock Market are valued at the last reported sale price using valuation data provided by an independent pricing service or, if there was no sale on the valuation date, then the security is valued at the mean of the bid and ask prices as obtained on that day from one or more dealers regularly making a market in that security. Fixed income securities are valued at the mean of bid and ask prices provided by an independent pricing service or broker-dealers when such prices are believed to reflect the fair market value of such securities. Such bid and ask prices are determined taking into account securities prices, yields, maturities, call features, ratings, and institutional size trading in similar securities and developments related to specific securities. Short-term investments having a maturity of 60 days or less at time of purchase are valued on an amortized cost basis, to the extent that amortized cost approximates market value. Any securities for which it is determined that market prices are unavailable or inappropriate are valued at a fair value using a procedure determined in good faith by the Board of Directors.

“MGCL” means the Maryland General Corporation Law.

“MRP Liquidation Preference Amount” means $100,000 per share.

“MRP Shares” has the meaning set forth in Article Fourth of the Charter.

“MRP Shares Asset Coverage Test” means that the asset coverage with respect to all outstanding Senior Securities and Preferred Shares, including all Outstanding MRP Shares, determined in accordance with Section 18(h) of the 1940 Act (as in effect on the first date of issuance of MRP Shares) on the basis of values calculated as of a time within 48 hours (not including Sundays or holidays) next preceding the time of such determination, is at least 225%.

“MRP Shares Overcollateralization Test” means, so long as Fitch or any Other Rating Agency is then rating any series of the Outstanding MRP Shares, that all required Overcollateralization Ratios are in compliance with the Applicable Rating Agency Guidelines of such Rating Agency.

“1940 Act” means the Investment Company Act of 1940, as amended from time to time.

“1940 Act Majority” has the meaning set forth in Section 4(f) hereof.

“Notice of Redemption” has the meaning set forth in Section 3(c) hereof.

“NRSRO” means a nationally recognized statistical ratings organization.

“Original Issue Date” means, with respect to a series of MRP Shares, the original date of issue thereof. In the case of the Series B MRP Shares and the Series C MRP Shares, the Original Issue Date is February 19, 2014. In the case of the Series D MRP Shares, the Original Issue Date is July 9, 2014.

“Other Rating Agency” means each NRSRO, if any, other than Fitch then providing a rating for any series of the MRP Shares pursuant to the request of the Corporation.

“Other Rating Agency Guidelines” means the guidelines provided by each Other Rating Agency, as may be amended from time to time, in connection with the Other Rating Agency’s rating of any series of MRP Shares.

“Outstanding” or “outstanding” means, with respect to a series of MRP Shares, as of any date, the MRP Shares of such series theretofore issued by the Corporation except, without duplication, any MRP Shares of such series theretofore canceled, redeemed or repurchased by the Corporation. Notwithstanding the foregoing, (A) for purposes of voting rights (including the determination of the number of shares required to constitute a quorum), any of the MRP Shares to which the Corporation or any Affiliate of the Corporation shall be the Holder shall be disregarded and not deemed outstanding, and (B) for purposes of determining the MRP Shares Overcollateralization Test, MRP Shares held by the Corporation shall be disregarded and not deemed outstanding but shares held by any Affiliate of the Corporation shall be deemed outstanding.

“Overcollateralization Ratio,” means, as of any date, each ratio, calculated in accordance with the applicable Rating Agency Guidelines, of (a) the Discounted Value of the Corporation’s assets to (b) the aggregate liquidation preference of outstanding Preferred Shares plus certain liabilities of the Corporation.

“Overcollateralization Ratio Cure Date” means, with respect to the failure by the Corporation to satisfy the Overcollateralization Ratio Test as of a given Valuation Date, the date which is ten (10) Business Days following such Valuation Date.

“Parity Shares” shall have the meaning set forth in Section 4(f)(iii) hereof.

“Paying Agent” means The Bank of New York Mellon, unless and until another entity appointed by a resolution of the Board of Directors enters into an agreement with the Corporation to serve as paying agent with respect to the MRP Shares.

“Person” or “person” means and includes an individual, a corporation, a partnership, a trust, a company, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

“Preferred Shares” means the shares of Preferred Stock, par value $0.001 per share, including the MRP Shares, of the Corporation from time to time.

“Preferred Stock” means “preferred stock” as defined in Article Fourth of the Charter.

“Quarterly Dividend Date” means the last day of each of March, June, September or December.

“Rating Agency” means each of Fitch (if Fitch is then rating MRP Shares) and any Other Rating Agency.

“Rating Agency Guidelines” mean Fitch Guidelines (if Fitch is then rating MRP Shares) and any Other Rating Agency Guidelines (if any Other Rating Agency is then rating MRP Shares), whichever is applicable.

“Redemption Date” means any date on which the Corporation is required to redeem any MRP Shares pursuant to the provisions of this Article Fifth, determined without regard to the Special Proviso.

“Redemption Default” has the meaning set forth in Section 2(c)(ii) hereof.

“SEC” means the Securities and Exchange Commission of the United States, or any successor thereto.

“Securities Purchase Agreement” means the Securities Purchase Agreement dated February 19, 2014, as amended from time to time, of the Corporation in respect of the MRP Shares.

“Senior Securities” means indebtedness for borrowed money of the Corporation including, without limitation, bank borrowings and (without duplication) other indebtedness of the Corporation within the meaning of Section 18 of the 1940 Act.

“Series B Applicable Rate” means the sum of (i) LIBOR plus (ii) 2.05% (205 basis points), as adjusted (if applicable) in accordance with Section 2(c) hereof.

“Series B MRP Shares” has the meaning set forth in the first paragraph of this Article Fifth following the caption “Designation.

“Series B MRP Shares Early Redemption Amount” means, in connection with any redemption of the Series B MRP Shares pursuant to Section 3(a)(i) or 3(a)(ii), an amount equal to the applicable percentage of the MRP Liquidation Preference Amount of the Series B MRP Shares or portion thereof to be redeemed as follows:

IF REDEEMED DURING THE 12 MONTH PERIOD ENDING APRIL 1,	APPLICABLE PERCENTAGE

2015	2.00%

2016	1.00%

2017	1.00%

2018	1.00%

2019 and later years	0%

“Series C Applicable Rate” means the sum of (i) LIBOR plus (ii) 2.15% (215 basis points), as adjusted (if applicable) in accordance with Section 2(c) hereof.

“Series C MRP Shares” has the meaning set forth in the second paragraph of this Article Fifth following the caption “Designation.

“Series C MRP Shares Early Redemption Amount” means, in connection with any redemption of the Series C MRP Shares pursuant to Section 3(a)(i) or 3(a)(ii), an amount equal to the applicable percentage of the MRP Liquidation Preference Amount of the Series C MRP Shares or portion thereof to be redeemed as follows:

IF REDEEMED DURING THE 12 MONTH PERIOD ENDING APRIL 1,	APPLICABLE PERCENTAGE

2015	2.00%

2016	2.00%

2017	1.00%

2018	1.00%

2019	1.00%

2020	0.50%

2021 and later years	0%

“Series D Applicable Rate” means the sum of (i) LIBOR plus (ii) 1.95% (195 basis points), as adjusted (if applicable) in accordance with Section 2(c) hereof.

“Series D MRP Shares” has the meaning set forth in the third paragraph of this Article Fifth following the caption “Designation.”

“Series D MRP Shares Early Redemption Amount” means, in connection with any redemption of the Series D MRP Shares pursuant to Section 3(a)(i) or 3(a)(ii), an amount equal to the applicable percentage of the MRP Liquidation Preference Amount of the Series D MRP Shares or portion thereof to be redeemed as follows:

IF REDEEMED DURING THE 12 MONTH PERIOD ENDING APRIL 1,	APPLICABLE PERCENTAGE

2015	2.00%

2016	1.00%

2017	1.00%

2018	1.00%

2019 and later years	0%

“Special Proviso” shall have the meaning set forth in Section 3(a)(iii) hereof.

“Term Redemption Date” means (i) April 1, 2021 for the Series B MRP Shares, (ii) April 1, 2024 for the Series C MRP Shares and (iii) April 1, 2021 for the Series D MRP Shares.

“Valuation Date” means every Friday, or, if such day is not a Business Day, the next preceding Business Day; provided, however, that the first Valuation Date may occur on any other date established by the Corporation; provided, further, however, that such first Valuation Date shall be not more than one week from the date on which MRP Shares initially are issued.

“Voting Period” shall have the meaning set forth in Section 4(b) hereof.

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SIXTH. Series E of Fixed Rate Mandatory Redeemable Preferred Shares. The number of shares, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption, of the Fixed Rate Mandatory Redeemable Preferred Shares, Series E are as set forth in this Article Sixth.

DESIGNATION

FIXED RATE MANDATORY REDEEMABLE PREFERRED SHARES, SERIES E: A series of 1,320 shares of Preferred Stock, par value $.001 per share, liquidation preference $100,000 per share plus accumulated but unpaid dividends, if any, thereon (whether or not earned or declared), is hereby designated “Fixed Rate Mandatory Redeemable Preferred Shares, Series E” (the “Series E MRP Shares”). Each Series E MRP Share shall be issued on the Original Issue Date. The initial Dividend Period for the Series E MRP Shares shall be the period from and including the Original Issue Date to and including March 31, 2019. Each Series E MRP Share shall have a dividend rate equal to the Series E Applicable Rate from time to time, and shall have such other preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption, in addition to those required by applicable law or set forth in the Charter applicable to Preferred Stock of the Corporation, as are set forth in this Article Sixth. The Series E MRP Shares shall constitute a separate series of Preferred Stock of the Corporation, and each Series E MRP Share shall be identical.

The Board of Directors of the Corporation may, in the future, by resolution duly adopted, without stockholder approval (except as otherwise provided by this Article Sixth or required by applicable law), classify additional shares out of the Corporation’s authorized and unissued Preferred Stock as one or more additional series of MRP Shares, with the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption and other terms herein described, except that the Original Issue Date, initial Dividend Period and Applicable Rate pertaining to the MRP Shares of each such additional series, and any other changes in the terms herein set forth, shall be as set forth in the Articles Supplementary with respect to such additional series.

As used herein, capitalized terms not otherwise defined herein shall have the meanings provided in Section 12 hereof.

SECTION 1.	RANKING.

(a)    The MRP Shares shall rank on a parity with shares of any other series of Preferred Stock as to the payment of dividends to which the shares are entitled and the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Corporation.

(b)    No Holder of MRP Shares shall have, solely by reason of being a Holder, any preemptive right, or, unless otherwise determined by the Board of Directors, other right to acquire, purchase or subscribe for any Preferred Stock, Common Stock or other securities of the Corporation which it may hereafter issue or sell.

SECTION 2.	DIVIDENDS.

(a)    The Holders of MRP Shares shall be entitled to receive quarterly cumulative cash dividends, when, as and if authorized by the Board of Directors and declared by the Corporation, out of funds legally available therefor, at the rate per annum equal to the Dividend Rate, and no more, payable on the respective dates determined as set forth in paragraph (b) of this Section 2. Dividends on Outstanding MRP Shares shall accumulate from the Original Issue Date.

(b)    (i) Dividends on MRP Shares shall be payable quarterly when, as and if authorized by the Board of Directors and declared by the Corporation beginning on the initial Dividend Payment Date with respect to the initial Dividend Period, and on the applicable Dividend Payment Date with respect to each subsequent Dividend Period.

(ii)    Except as otherwise set forth herein, the Corporation shall deposit irrevocably in trust with the Paying Agent not later than 3:00 p.m., New York City time, on the Business Day next preceding each Dividend Payment Date an amount of same-day funds equal to the aggregate amount of dividends to be paid to all Holders of MRP Shares on such Dividend Payment Date and the Holders shall have received such funds on such Dividend Payment Date. The Corporation shall not be required to establish any reserves for the payment of dividends.

(iii)    Each dividend on MRP Shares shall be paid on the Dividend Payment Date therefor to the Holders thereof as their names appear in the record books of the Corporation at the close of business on the fifth (5th) day prior to such Dividend Payment Date (or if such day is not a Business Day, the next preceding Business Day). Dividends in arrears for any past Dividend Period may be declared and paid at any time, without reference to any regular Dividend Payment Date, to the Holders as their names appear on the share ledger or share records of the Corporation at the close of business on a date, not exceeding five (5) calendar days preceding the payment date thereof, as may be fixed by the Board of Directors. No interest will be payable in respect of any dividend payment or payments which may be in arrears.

(c)    (i) Subject to the provisions of Sections 2(c)(ii) and 2(c)(iii) below, the dividend rate applicable to a series of MRP Shares (the “Dividend Rate”) with respect to each Dividend Payment Date shall be determined as follows:

(A)    If on the first day of the Dividend Period immediately preceding such Dividend Payment Date the MRP Shares of such series are rated no lower than “A” by Fitch (and no lower than the equivalent of such rating by any Other Rating Agency), the Dividend Rate for such series of MRP Shares shall be the Applicable Rate.

(B)    If on the first day of the Dividend Period immediately preceding such Dividend Payment Date the MRP Shares of such series are rated lower than “A” by Fitch (or lower than the equivalent of such rating by any Other Rating Agency), the Dividend Rate for such series of MRP Shares shall be the Applicable Rate plus the enhanced dividend amount (which shall not be cumulative) set forth opposite the lowest of such ratings in the table below.

FITCH RATING	ENHANCED DIVIDEND AMOUNT

“A-”	0.5%

“BBB+” to “BBB-”	2.0%

“BB+” or below	4.0%

(C)    The Corporation shall, at all times, use its reasonable best efforts to cause at least one NRSRO to maintain a current long-term credit rating on each series of the MRP Shares for so long as such series is Outstanding. If, notwithstanding the foregoing, no Rating Agency is rating a series of MRP Shares, the Dividend Rate (so long as no such rating exists) for such series of MRP Shares shall be equal to the Applicable Rate plus 4.0% unless the Dividend Rate is the Default Rate, in which case the Dividend Rate shall remain the Default Rate.

(ii)    Subject to the cure provisions of Section 2(c)(iii) below, a “Default Period” will commence on any Dividend Payment Date or any Redemption Date if the Corporation fails to deposit irrevocably in trust with the Paying Agent not later than 3:00 p.m., New York City time, an amount of same-day funds equal to (A) the full amount of any dividend payable on such Dividend Payment Date (a “Dividend Default”) or (B) the full amount of any redemption price payable on such Redemption Date (a “Redemption Default”) and the Holders have not received such funds on the same Business Day. Subject to the cure provisions of Section 2(c)(iii) below, a Default Period with respect to a Dividend Default or a Redemption Default shall end on the Business Day on which, by 12:00 noon, New York City time, all unpaid dividends and any unpaid redemption price shall have been deposited irrevocably in trust, in same-day funds, with the Paying Agent (and the Holders have received such funds on the same Business Day). In the case of a Dividend Default or a Redemption Default, the Dividend Rate for each day during the Default Period shall be equal to the Default Rate.

(iii)    No Default Period with respect to a Dividend Default or Redemption Default (if such default is not solely due to the willful failure of the Corporation) shall be deemed to have commenced if the amount of any dividend or any redemption price due is deposited irrevocably in trust, in same-day funds, with the Paying Agent (and the Holders have received such funds on the same Business Day) within three (3) Business Days (the “Default Rate Cure Period”) after the applicable Dividend Payment Date or Redemption Date, together with an amount equal to the Default Rate applied to the amount of such non-payment based on the actual number of days within the Default Rate Cure Period divided by 360.

(iv)    The amount of dividends per share payable on each Dividend Payment Date shall be computed by multiplying the Dividend Rate for the immediately preceding Dividend Period by a fraction, the numerator of which shall be 90 and the denominator of which shall be 360, multiplying the amount so obtained by the MRP Liquidation Preference Amount, and rounding the amount so obtained to the nearest cent. Dividends payable on any MRP Shares for any period of less than a full quarterly Dividend Period including in connection with the first Dividend Period or upon any redemption of such shares on any date other than on a Dividend Payment Date, shall be computed by multiplying the Dividend Rate for such period by a fraction, the numerator of which shall be the actual number of days in such period and the denominator of which shall be 360, multiplying the amount so obtained by the MRP Liquidation Preference Amount, and rounding the amount so obtained to the nearest cent.

(d)    Any dividend payment made on MRP Shares shall first be credited against the earliest accumulated but unpaid dividends due with respect to such MRP Shares.

(e)    For so long as any MRP Shares are Outstanding, except as contemplated herein, the Corporation will not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or options, warrants or rights to subscribe for or purchase, Common Shares or other shares of capital stock, if any, ranking junior to the MRP Shares as to dividends or upon liquidation) with respect to Common Shares or any other shares of the Corporation ranking junior to or on a parity with the MRP Shares as to dividends or upon liquidation, or call for redemption, redeem, purchase or otherwise acquire for consideration any Common Shares or any other such junior shares (except by conversion into or exchange for shares of the Corporation ranking junior to the MRP Shares as to dividends and upon liquidation) or any such parity shares (except by conversion into or exchange for shares of the Corporation ranking junior to or on a parity with the MRP Shares as to dividends and upon liquidation), unless (1) immediately after such transaction the Corporation would satisfy the MRP Shares Asset Coverage Test and the MRP Shares Overcollateralization Test, (2) full cumulative dividends on the MRP Shares due on or prior to the date of the transaction have been declared and paid to the Holders of MRP Shares, and (3) the Corporation has redeemed the full number of MRP Shares required to be redeemed by any provision for mandatory redemption contained in Section 3(a) (without regard to the provisions of the Special Proviso).

SECTION 3.	REDEMPTION.

(a)    (i) The Corporation may, at its option, redeem in whole or in part out of funds legally available therefor, MRP Shares at any time and from time to time, upon not less than 30 calendar days’ nor more than 35 calendar days’ notice as provided in Section 3(c), at a redemption price per share equal to the sum of (A) the MRP Liquidation Preference Amount plus accumulated but unpaid dividends and distributions on each MRP Share to be redeemed (whether or not earned or declared by the Corporation, but excluding interest thereon), to, but excluding, the date fixed for redemption, plus (B) the Make-Whole Amount, if any. Notwithstanding the foregoing, the Corporation shall not give a notice of or effect any redemption pursuant to this Section 3(a)(i) unless (in the case of any partial redemption of MRP Shares), on the date on which the Corporation intends to give such notice and on the date of redemption, the Corporation would satisfy the MRP Shares Overcollateralization Test and the MRP Shares Asset Coverage Test immediately subsequent to such redemption, if such redemption were to occur on such date.

(ii)    If the Corporation fails to satisfy (1) the MRP Shares Asset Coverage Test as of the last day of any month or (2) the MRP Shares Overcollateralization Test as of any Valuation Date, and any such failure is not cured as of the close of business on the applicable Cure Date, the Corporation shall, subject to Section 3(a)(iii), redeem MRP Shares at a redemption price per share equal to the sum of (A) the MRP Liquidation Preference Amount plus accumulated but unpaid dividends and distributions on each MRP Share to be redeemed (whether or not earned or declared by the Corporation, but excluding interest thereon) to, but excluding, the date fixed for redemption, plus (B) an additional amount equal to 1% of the MRP Liquidation Preference Amount. The number of MRP Shares to be redeemed in such circumstances will be equal to the product of (I) the quotient of the number of Outstanding MRP Shares divided by the aggregate number of outstanding Preferred Shares of the Corporation (including the MRP Shares) which have an asset coverage test greater than or equal to 225% multiplied by (II) the minimum number of outstanding Preferred Shares of the Corporation (including the MRP Shares) the redemption of which, if deemed to have occurred immediately prior to the opening of business on the applicable Cure Date, would result in the Corporation satisfying the MRP Shares Asset Coverage Test or the MRP Shares Overcollateralization Test, as the case may be, as of such Cure Date (provided that, if there is no such number of MRP Shares the redemption of which would have such result, the Corporation shall, subject to Section 3(a)(iii), redeem all MRP Shares then Outstanding). Notwithstanding the foregoing, if the Corporation satisfies the MRP Asset Coverage Test and the MRP Overcollateralization Test as of the applicable Cure Date before taking into account any redemptions of Preferred Shares, the Corporation shall not be obligated to redeem any Preferred Shares under this Section 3(a)(ii). The asset coverage in respect of MRP Shares provided for in this Section 3(a)(ii) shall be determined on the basis of values calculated as of a time within 48 hours (not including Sundays or holidays) next preceding the time of such determination.

(iii)    The Corporation shall effect any redemption pursuant to subparagraph (a)(ii) of this Section 3 not less than 30 calendar days and not more than 35 calendar days after the Cure Date (the “Mandatory Redemption Date”), provided, that if the Corporation (1) does not have funds legally available for the redemption of, or (2) is not otherwise legally permitted to redeem, the number of MRP Shares which would be required to be redeemed by the Corporation under subparagraph (a)(ii) of this Section 3 if sufficient funds were available, together with shares of other Preferred Shares which are subject to mandatory redemption under provisions similar to those contained in this Section 3(a) (the foregoing provisions of clauses (1) and (2) of this proviso being referred to as the “Special Proviso”), the Corporation shall redeem the MRP Shares and other Preferred Shares which it was unable to redeem on the earliest practicable date on which the Corporation has such funds available and is not otherwise prohibited from making such redemption under applicable laws (the “Delayed Redemption Date”), upon notice given pursuant to Section 3(c) to Holders of the MRP Shares to be redeemed and to the Paying Agent.

(iv)    The Corporation shall redeem all Outstanding Series E MRP Shares on the Term Redemption Date at the MRP Liquidation Preference Amount plus accumulated but unpaid dividends and distributions thereon (whether or not earned or declared by the Corporation, but excluding interest thereon), to, but excluding, the Term Redemption Date.

(v)    With respect to any redemption required under subparagraphs (ii), (iii) or (iv) of this Section 3(a), the Corporation shall deposit irrevocably in trust with the Paying Agent an amount of same-day funds sufficient to redeem the specified number of MRP Shares, not later than 3:00 p.m., New York City time, on the Business Day next preceding the Mandatory Redemption Date, the Delayed Redemption Date or the Term Redemption Date, as the case may be, and the Holders shall have received such funds on the Mandatory Redemption Date, the Delayed Redemption Date or the Term Redemption Date, as the case may be.

(b)    If fewer than all of the Outstanding shares of a series of MRP Shares are to be redeemed pursuant to any provision of Section 3(a), the Corporation shall allocate the number of shares to be redeemed pro rata among all Holders of MRP Shares of such series in proportion to the number of MRP Shares of such series held by such Holders.

(c)    In the event of any redemption pursuant to Section 3(a), the Corporation will file a notice of its intention to redeem with the Commission under Rule 23c-2 under the 1940 Act or any successor provision to the extent applicable. In addition, the Corporation shall deliver a notice of redemption (the “Notice of Redemption”) containing the information set forth below to the Holders of MRP Shares to be redeemed not less than 30 calendar days and not more than 35 calendar days prior to the applicable redemption date. The Notice of Redemption shall be addressed to the Paying Agent and to the Holders of MRP Shares at their addresses appearing in the record books of the Corporation. Such Notice of Redemption shall set forth (1) the date fixed for redemption, (2) the number and identity of MRP Shares to be redeemed, (3) the redemption price (specifying the amount of accumulated dividends to be included therein and the amount of the Make-Whole Amount, if any, or redemption premium, if any), (4) that dividends on the shares to be redeemed will cease to accumulate on such date fixed for redemption, and (5) the provision of this Article Sixth under which redemption shall be made. No defect in the Notice of Redemption or in the transmittal or mailing thereof will affect the validity of the redemption proceedings, except as required by applicable law.

(d)    Notwithstanding the provisions of Section 3(a), but subject to Section 5(b), no MRP Shares may be redeemed unless all dividends in arrears on the Outstanding MRP Shares and all shares of capital stock of the Corporation ranking on a parity with the MRP Shares with respect to payment of dividends or upon liquidation have been or are being contemporaneously paid or set aside for payment; provided, however, that the foregoing shall not prevent the purchase or acquisition of all Outstanding MRP Shares pursuant to the successful completion of an otherwise lawful purchase or exchange offer made on the same terms to, and accepted by, Holders of all Outstanding MRP Shares.

(e)    Provided that Notice of Redemption has been given to the Paying Agent and the Holders of the MRP Shares in accordance with Section 3(c), upon the deposit irrevocably in trust with the Paying Agent (and the receipt of such funds by the Holders), on or prior to the date fixed for redemption, of same-day funds in an amount sufficient to redeem the number of MRP Shares to be redeemed, dividends on such shares shall cease to accumulate and such shares shall no longer be deemed to be Outstanding for any purpose (including, without limitation, for purposes of calculating whether the Corporation has satisfied the MRP Shares Asset Coverage Test or the MRP Shares Overcollateralization Test), and all rights of the Holders of the shares so called for redemption shall cease and terminate, except the right of such Holders to receive the redemption price specified herein, but without any interest or other additional amount. Such redemption price shall be paid by the Paying Agent to the Holders and, upon written request, the Corporation shall be entitled to receive from the Paying Agent, promptly after the date fixed for redemption (and after the Holders have received all amounts to which such Holders are entitled), any cash deposited with the Paying Agent in excess of (1) the aggregate redemption price of the MRP Shares called for redemption on such date and (2) such other amounts, if any, to which Holders of MRP Shares called for redemption may be entitled. Any funds so deposited that are unclaimed at the end of two years from such redemption date shall, to the extent permitted by law, be paid to the Corporation upon its written request, after which time the Holders so called for redemption may look only to the Corporation for payment of the redemption price and all other amounts, if any, to which they may be entitled.

(f)    To the extent that any redemption for which a Notice of Redemption has been given is not made by reason of the Special Proviso, such redemption shall be made as soon as practicable to the extent such funds become legally available or such redemption is no longer otherwise prohibited. Failure to redeem MRP Shares shall be deemed to exist when the Corporation shall have failed, for any reason whatsoever, to pay the holders of MRP Shares the redemption price with respect to any shares for which such Notice of Redemption has been given in accordance with Sections 3 hereof. Notwithstanding the fact that the Corporation may not have redeemed MRP Shares for which a Notice of Redemption has been given, dividends may be declared and paid on MRP Shares and shall include those MRP Shares (x) for which Notice of Redemption has been given but as to which the Corporation shall not have deposited irrevocably in trust with the Paying Agent same-day funds in an amount sufficient to effect such redemption and (y) for which Notice of Redemption has been given but as to which the Holders have not received an amount sufficient to effect such redemption.

(g)    The Corporation is required to deposit funds with the Paying Agent in accordance with the terms of this Article Sixth for the benefit of the Holders of MRP Shares and such funds will be held in trust by the Paying Agent for the benefit of such Holders. For the avoidance of doubt, if the Corporation irrevocably deposits such funds with the Paying Agent in accordance with the terms of this Article Sixth and the Holders of MRP Shares do not receive such funds for any reason whatsoever, the Corporation agrees to pay such funds directly to the Holders of MRP Shares in a timely manner.

(h)    Except for the provisions described above, nothing contained in this Article Sixth limits any right of the Corporation to purchase or otherwise acquire any MRP Shares at any price, whether higher or lower than the price that would be paid in connection with an optional or mandatory redemption, provided that, at the time of any such purchase, (1) there is no arrearage in the payment of dividends on, or the redemption price with respect to, any MRP Shares for which Notice of Redemption has been given, (2) the Corporation would satisfy the MRP Shares Asset Coverage Test and the MRP Shares Overcollateralization Test after giving effect to such purchase or acquisition and (3) any offer to purchase or otherwise acquire any MRP Shares is made by the Corporation pro rata to all Holders of MRP Shares at the time outstanding upon the same terms and conditions.

(i)    In the case of any redemption pursuant to this Section 3, only whole MRP Shares shall be redeemed, and in the event that any provision of the Charter would require redemption of a fractional share, the Corporation or the Paying Agent, as applicable, shall be authorized to round up so that only whole shares are redeemed.

SECTION 4.	VOTING RIGHTS.

(a)    Except for matters which do not require the vote of Holders of MRP Shares under the 1940 Act and except as otherwise provided in the Charter or the Bylaws, herein or as otherwise required by applicable law, (1) each Holder of MRP Shares shall be entitled to one vote for each MRP Share held on each matter submitted to a vote of stockholders of the Corporation, and (2) the holders of outstanding Preferred Shares and Common Shares shall vote together as a single class on all matters submitted to stockholders; provided, however, that the holders of outstanding Preferred Shares shall be entitled, as a class, to the exclusion of the holders of shares of all other classes of stock of the Corporation, to elect two directors of the Corporation at all times and, subject to paragraph (b) of this Section 4, the holders of outstanding Common Shares, voting separately as a single class, shall be entitled to elect the balance of the members of the Board of Directors. Subject to the foregoing rights of the Holders of the MRP Shares, the identity and class (if the Board of Directors is then classified) of the nominees for such directors may be fixed by the Board of Directors.

(b)    During any period in which any one or more of the conditions described below shall exist (such period being referred to herein as a “Voting Period”), the number of directors constituting the Board of Directors shall automatically increase by the smallest number that, when added to the two directors elected exclusively by the holders of Preferred Shares, would constitute a majority of the Board of Directors as so increased by such smallest number; and the holders of Preferred Shares shall be entitled, voting as a class on a one-vote-per-share basis (to the exclusion of the holders of all other securities and classes of shares of the Corporation), to elect such smallest number of additional directors, together with the two directors that such holders are in any event entitled to elect. A Voting Period shall commence:

(i)    if at the close of business on any Dividend Payment Date accumulated dividends (whether or not earned or declared) on Preferred Shares equal to at least two full years’ dividends shall be due and unpaid; or

(ii)    if at any time holders of any Preferred Shares are entitled under the 1940 Act to elect a majority of the directors of the Corporation.

If a Voting Period has commenced pursuant to Section 4(b)(i), the Voting Period shall not end until all such accumulated dividends are paid to the holders of Preferred Shares or have been otherwise provided for in a manner approved by the affirmative vote of a majority of all votes cast by the holders of the Preferred Shares, voting as a class on a one-vote-per-share basis. Upon the termination of a Voting Period, the voting rights described in this paragraph (b) of Section 4 shall cease, subject always, however, to the revesting of such voting rights in the holders of Preferred Shares upon the further occurrence of any of the events described in this paragraph (b) of Section 4.

(c)    As soon as practicable after the accrual of any right of the holders of Preferred Shares to elect additional directors as described in paragraph (b) of this Section 4, the Corporation shall call a special meeting of such holders, and mail a notice of such special meeting to such holders, such meeting to be held not less than 10 calendar days nor more than 30 calendar days after the date of mailing of such notice. If the Corporation fails to send such notice or if a special meeting is not called at the expense of the Corporation, it may be called by any such holder on like notice. The record date for determining the holders entitled to notice of and to vote at such special meeting shall be the close of business on the fifth Business Day preceding the day on which such notice is mailed. At any such special meeting and at each meeting of holders of Preferred Shares held during a Voting Period at which directors are to be elected, such holders, voting as a separate class (to the exclusion of the holders of all other securities and classes of capital stock of the Corporation), shall be entitled to elect the number of directors prescribed in paragraph (b) of this Section 4 on a one-vote-per-share basis.

(d)    The terms of office of all persons who are directors of the Corporation at the time of a special meeting of Holders of the MRP Shares and holders of other Preferred Shares to elect directors shall continue, notwithstanding the election at such meeting by the Holders of the MRP Shares and such holders of other Preferred Shares of the number of directors that they are entitled to elect, and the persons so elected by such holders, together with the two incumbent directors elected by such holders and the remaining incumbent directors, shall constitute the duly elected directors of the Corporation.

(e)    Simultaneously with the termination of a Voting Period, the terms of office of the additional directors elected by the Holders of the MRP Shares and holders of other Preferred Shares pursuant to paragraph (b) of this Section 4 shall terminate, the number of directors constituting the Board of Directors shall decrease accordingly, the remaining directors shall constitute the directors of the Corporation and the voting rights of such holders to elect additional directors pursuant to paragraph (b) of this Section 4 shall cease, subject to the provisions of the last sentence of paragraph (b) of this Section 4.

(f)    So long as any of the MRP Shares are Outstanding, the Corporation will not, without the affirmative vote of the holders of a majority of the outstanding Preferred Shares determined with reference to a “majority of outstanding voting securities” as that term is defined in Section 2(a)(42) of the 1940 Act (a “1940 Act Majority”), voting as a separate class:

(i)    amend, alter or repeal (including by merger, consolidation or otherwise) any of the preferences, rights or powers of such class of Preferred Shares so as to affect materially and adversely such preferences, rights or powers;

(ii)    amend, alter or repeal (including by merger, consolidation or otherwise) any of the provisions of the Charter or the Bylaws if such amendment, alteration or repeal would materially and adversely affect any privilege, preference, right or power of the MRP Shares or the Holders thereof or would restrict or limit the ability of the Corporation to comply with the terms and provisions of the Securities Purchase Agreement;

(iii)    create, authorize or issue shares of any class or series of capital stock, including any additional series of MRP Shares, ranking on a parity with the Preferred Shares with respect to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Corporation (“Parity Shares”), or any securities convertible into, or warrants, options or similar rights to purchase, acquire or receive, Parity Shares or reclassify any authorized shares of capital stock of the Corporation into Parity Shares; provided, however, that, notwithstanding the foregoing, the Board of Directors, without the vote or consent of the holders of the Preferred Shares may from time to time authorize, create and classify, and the Corporation, to the extent permitted by the 1940 Act, may from time to time issue, Parity Shares, and may authorize, reclassify and/or issue any additional MRP Shares, including shares previously purchased or redeemed by the Corporation, if, upon issuance of such Parity Shares, (A) the Corporation would satisfy the MRP Shares Asset Coverage Test and the MRP Shares Overcollateralization Test and, in all material respects, the other provisions of this Article Sixth and (B) all accrued and unpaid dividends on the MRP Shares shall have been paid in full and all redemptions required in respect of the MRP Shares (without regard to the Special Proviso) shall have been effectuated, except to the extent the proceeds of the issuance of such Preferred Shares are used to pay such dividends in full and to effect all such redemptions; provided, further, that if the holders of such Parity Shares have the benefit of any rights substantially similar to Section 2(e), Section 3(a)(ii), this Section 4(f)(iii) or Section 4(h) which are additional to or more beneficial than the rights of the Holders of MRP Shares under such sections, then this Article Sixth shall be deemed to include such additional or more beneficial rights for the benefit of all Holders of MRP Shares. Such rights incorporated herein shall be terminated when and if terminated with respect to such Parity Shares and shall be deemed amended or modified concurrently with any amendment or modification of such Parity Shares but, in no event, shall any such termination, amendment or modification affect the remaining rights of the Holders of MRP Shares;

(iv)    liquidate or dissolve the Corporation;

(v)    create, authorize, issue, incur or suffer to exist any indebtedness for borrowed money or any direct or indirect guarantee of such indebtedness for borrowed money or any direct or indirect guarantee of such indebtedness, except the Corporation may borrow and issue indebtedness as may be permitted by the Corporation’s investment restrictions or as may be permitted by the 1940 Act; provided, however, that transfers of assets by the Corporation subject to an obligation to repurchase shall not be deemed to be indebtedness for purposes of this provision to the extent that after giving effect to any such transaction the Corporation would satisfy the MRP Shares Overcollateralization Test; or

(vi)    create, authorize or issue any shares of capital stock of the Corporation which are senior to the Preferred Shares with respect to the payment of dividends, the making of redemptions, liquidation preference or the distribution of assets of the Corporation, or any securities convertible into, or warrants, options or similar rights to purchase, acquire or receive, such shares of capital stock ranking senior to the Preferred Shares or reclassify any authorized shares of capital stock of the Corporation into any shares ranking senior to the Preferred Shares; or

(vii)    enter into, become a party to, be bound by or adopt or allow to exist any agreement or instrument or any evidence of indebtedness which contains restrictive covenants intended to limit the right of the Corporation to make dividends, distributions, redemptions or repurchases of Preferred Shares (each a “Restricted Payment Covenant”) which are more restrictive than the most restrictive of the provisions of Section 10.6 of the Note Purchase Agreement, as such Note Purchase Agreement is in effect on January 29, 2019 other than Restricted Payment Covenants that are more restrictive as a result of (1) a change in the laws or regulations or the Rating Agency Guidelines to which the Corporation is subject or (2) dividends, distributions, redemptions or repurchases of Preferred Shares being blocked or restricted as a result of the occurrence of any default or event of default (as such terms are defined under any agreement or instrument). For the avoidance of doubt, an amendment to, or adoption of a covenant (other than a Restricted Payment Covenant) in any instrument or agreement evidencing indebtedness of the Corporation (including, without limitation, the Credit Agreement) shall not require the affirmative vote of a 1940 Act Majority of the holders of the Preferred Shares pursuant to this Section 4(f)(vii);

(g)    The affirmative vote of the holders of a 1940 Act Majority of the outstanding Preferred Shares, voting as a separate class, shall be required to approve any plan of reorganization (as such term is used in the 1940 Act) adversely affecting such shares or any action requiring a vote of security holders of the Corporation under Section 13(a) of the 1940 Act.

(h)    The affirmative vote of the holders of a 1940 Act Majority of any series of MRP Shares, voting separately as a series, shall be required with respect to (i) any matter that materially and adversely affects the rights, preferences, or powers of such series in a manner different from that of other separate series of classes of the Corporation’s shares of capital stock or (ii) any matter described in Section 4(f)(vi). The vote of holders of any shares described in this Section 4(h) will in each case be in addition to a separate vote of the requisite percentage of Common Shares and/or Preferred Shares, if any, necessary to authorize the action in question.

(i)    Unless otherwise required by law, Holders of MRP Shares shall not have any relative rights or preferences or other special rights other than those specifically set forth herein. The Holders of MRP Shares shall have no rights to cumulative voting. If the Corporation fails to pay any dividends on the MRP Shares, the exclusive remedy of Holders of MRP Shares shall be the right to elect directors pursuant to the provisions of this Section 4 and such other rights as are expressly provided for by the Charter or are available to stockholders under applicable law or in a proceeding in equity.

(j)    Any vote, amendment, waiver, or consent granted or to be effected by any Holder of MRP Shares that has agreed to transfer such MRP Shares to the Corporation or any Affiliate of the Corporation and has agreed to provide such waiver, vote, amendment or modification as a condition to such transfer shall be void and of no effect except as to such Holder.

(k)    The foregoing voting provisions shall not apply with respect to the MRP Shares if, at or prior to the time when a vote is required, such shares have been (i) redeemed or (ii) called for redemption and the Corporation shall have deposited irrevocably in trust with the Paying Agent an amount of same-day funds sufficient to effect such redemption (and the Holders shall have received such funds).

SECTION 5.	LIQUIDATION RIGHTS.

(a)    Upon the dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, the Holders of MRP Shares then Outstanding, together with holders of shares of any outstanding Preferred Shares ranking on a parity with the MRP Shares upon dissolution, liquidation or winding up, shall be entitled to receive and to be paid out of the assets of the Corporation (or the proceeds thereof) available for distribution to its stockholders after satisfaction of claims of creditors of the Corporation, but before any distribution or payment shall be made in respect of the Common Shares, an amount equal to the liquidation preference with respect to such shares. The liquidation preference for MRP Shares shall be $100,000 per share, plus an amount equal to all accumulated dividends thereon (whether or not earned or declared but without interest) to the date payment of such distribution is made in full or an amount of same-day funds sufficient for the payment thereof is deposited irrevocably in trust with the Paying Agent. No redemption premium shall be paid upon any liquidation even if such redemption premium would be paid upon optional or mandatory redemption of the relevant shares. In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or otherwise, is permitted under the MGCL, amounts that would be needed, if the Corporation were to be dissolved at the time of distribution, to satisfy the liquidation preference of the MRP Shares will not be added to the Corporation’s total liabilities.

(b)    If, upon any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the assets of the Corporation available for distribution among the holders of all outstanding Preferred Shares shall be insufficient to permit the payment in full to holders of the amounts to which they are entitled, then the available assets shall be distributed among the holders of all outstanding Preferred Shares ratably in any distribution of assets according to the respective amounts which would be payable on all the shares if all amounts thereon were paid in full.

(c)    Upon the dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, until payment in full is made to the Holders of MRP Shares of the liquidation distribution to which they are entitled, (1) no dividend or other distribution shall be made to the holders of Common Shares or any other class of shares of capital stock of the Corporation ranking junior to MRP Shares upon dissolution, liquidation or winding up and (2) no purchase, redemption or other acquisition for any consideration by the Corporation shall be made in respect of the Common Shares or any other class of shares of capital stock of the Corporation ranking junior to MRP Shares upon dissolution, liquidation or winding up.

(d)    A consolidation, reorganization or merger of the Corporation with or into any company, trust or other legal entity, or a sale, lease or exchange of all or substantially all of the assets of the Corporation in consideration for the issuance of equity securities of another company, trust of other legal entity shall not be deemed to be a liquidation, dissolution or winding up, whether voluntary or involuntary, for the purposes of this Section 5.

(e)    After the payment to the holders of Preferred Shares of the full preferential amounts provided for in this Section 5, the holders of Preferred Shares as such shall have no right or claim to any of the remaining assets of the Corporation.

(f)    Subject to the rights of the holders of shares of any series or class or classes of stock ranking on a parity with MRP Shares with respect to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Corporation, after payment shall have been made in full to the Holders of the MRP Shares as provided in paragraph (a) of this Section 5, but not prior thereto, any other series or class or classes of stock ranking junior to MRP Shares with respect to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Corporation shall, subject to any respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the Holders of the MRP Shares shall not be entitled to share therein.

SECTION 6.	RATING AGENCIES.

(a)    If a Rating Agency shall cease to rate the securities of closed-end management investment companies generally, the Board of Directors shall terminate the designation of such Rating Agency as a Rating Agency hereunder.

(b)    The Board of Directors may elect to terminate the designation of any Rating Agency as a Rating Agency hereunder with respect to a series of MRP Shares so long as either (i) immediately following such termination, there would be at least one Rating Agency providing a rating with respect to such series or (ii) it replaces the terminated Rating Agency with another NRSRO and provides notice thereof to the Holders of such series; provided, however, that such replacement shall not occur unless such replacement Other Rating Agency shall have at the time of such replacement (A) published a rating for the MRP Shares of such series and (B) entered into an agreement with the Corporation to continue to publish such rating subject to the Rating Agency’s customary conditions.

(c)    The Board of Directors may also elect to designate one or more other NRSROs as Other Rating Agencies hereunder with respect to a series of MRP Shares by notice to the Holders of such series of MRP Shares.

SECTION 7.	RATING AGENCY GUIDELINES.

(a)    For so long as any MRP Shares are outstanding and any Rating Agencies are then rating the MRP Shares, the Corporation will perform all actions required by the respective Rating Agency Guidelines and will not engage in any transactions proscribed by restrictions set forth in such Rating Agency Guidelines, unless it has received written confirmation from the applicable Rating Agency that such noncompliance would not adversely affect the rating then assigned by such Rating Agency to the MRP Shares.

(b)    Without limiting the generality of Section 7(a), for so long as any MRP Shares are Outstanding and Fitch or any Other Rating Agency which so requires is then rating such shares, the Corporation shall deliver to each Rating Agency which is then rating MRP Shares and any other party specified in the respective Rating Agency Guidelines all certificates that are set forth in such Rating Agency Guidelines at such times and containing such information as set forth in such Rating Agency Guidelines.

(c)    The Rating Agency Guidelines of any Rating Agency may be amended by such Rating Agency without the vote, consent or approval of the Corporation, the Board of Directors, any Holder of MRP Shares or any holder of Preferred Shares or Common Shares of the

Corporation. Any such amendment shall become effective for purposes of this Article Sixth if a Rating Agency publishes notice of new guidelines or upon the delivery to the Corporation of written notice setting forth such amendment.

SECTION 8.	NOTICES.

All notices and communications to Holders of MRP Shares provided for hereunder, unless otherwise specified in the Bylaws or this Article Sixth or otherwise required by applicable law, shall be in writing and sent (a) by telecopy if the Corporation on the same day sends a confirming copy of such notice by an internationally recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by an internationally recognized overnight delivery service (with charges prepaid), in each case to the respective addresses of such Holders of MRP Shares appearing in the record books of the Corporation. Notices under this Section 8 will be deemed given only when actually received.

SECTION 9.	WAIVER.

To the extent permitted by Maryland law, holders of a 1940 Act Majority of the outstanding Preferred Shares, acting collectively or voting separately from any other series, may by affirmative vote waive any provision hereof intended for their respective benefit in accordance with such procedures as may from time to time be established by the Board of Directors.

SECTION 10.	TERMINATION.

If no MRP Shares of a particular series are Outstanding, all rights and preferences of such shares of such series established and designated hereunder shall cease and terminate, and all obligations of the Corporation under this Article Sixth shall terminate as to such series of MRP Shares.

SECTION 11.	MISCELLANEOUS.

(a)    No fractional shares of MRP Shares shall be issued.

(b)    MRP Shares that are redeemed, exchanged or otherwise acquired by the Corporation shall return to the status of authorized and unissued shares of Preferred Stock of the Corporation without designation as to series.

(c)    To the extent permitted by applicable law, the Board of Directors may interpret or adjust the provisions of this Article Sixth to resolve any inconsistency or ambiguity or to remedy any formal defect, and may amend this Article Sixth with respect to any series of MRP Shares prior to the issuance of shares of such series.

(d)    References to sections, subsections, clauses, sub clauses, paragraphs and subparagraphs are to such sections, subsections, clauses, sub clauses, paragraphs and subparagraphs contained herein, unless specifically identified otherwise.

(e)    The headings contained in this Article Sixth are for convenience of reference only and shall not affect the meaning or interpretation of this Article Sixth.

SECTION 12.	DEFINITIONS.

As used herein, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Corporation.

“Applicable Rate” means the Series E Applicable Rate for the Series E MRP Shares.

“Asset Coverage Cure Date” means, with respect to the failure by the Corporation to satisfy the MRP Shares Asset Coverage Test on the last day of any month, the date that is thirty (30) calendar days following such date.

“Board of Directors” or “Board” means the Board of Directors of the Corporation or any duly authorized committee thereof as permitted by applicable law.

“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.

“Bylaws” means the bylaws of the Corporation, as the same may be amended and restated from time to time.

“Charter” means the charter of the Corporation.

“Commission” means the United States Securities and Exchange Commission.

“Common Shares” means the shares of Common Stock, par value $.001 per share, of the Corporation.

“Common Stock” means “common stock” as defined in Article Fourth of the Charter.

“Cure Date” means the Asset Coverage Cure Date or the Overcollateralization Ratio Cure Date, as the case may be.

“Default Period” has the meaning set forth in Section 2(c)(ii) hereof.

“Default Rate” means, with respect to any series of the MRP Shares, for any calendar day, the Applicable Rate in effect on such day (without adjustment for any credit rating change on such series of the MRP Shares) plus 5% per annum.

“Default Rate Cure Period” has the meaning set forth in Section 2(c)(iii) hereof.

“Delayed Redemption Date” has the meaning set forth in Section 3(a)(iii) hereof.

“Discounted Value” means, with respect to any asset held by the Corporation as of any date, the quotient of the Market Value of such asset divided by the applicable discount factor set forth in the applicable Rating Agency Guidelines, as adjusted to take account of any diversification requirements in the applicable Rating Agency Guidelines.

“Dividend Default” has the meaning set forth in Section 2(c)(ii) hereof.

“Dividend Payment Date” means, with respect to any series of MRP Shares, the first (1st) Business Day of the month next following each Dividend Period.

“Dividend Period” means, with respect to any series of MRP Shares, the period beginning on and including the Original Issue Date and ending on and including the next following Quarterly Dividend Date, and each subsequent period from but excluding a Quarterly Dividend Date and ending on and including the next following Quarterly Dividend Date.

“Dividend Rate” has the meaning set forth in Section 2(c)(i) hereof.

“Fitch” means Fitch Ratings, Inc. and its successors at law.

“Fitch Guidelines” mean the guidelines provided by Fitch, as may be amended from time to time, in connection with Fitch’s ratings then assigned on any series of the MRP Shares.

“Holder” means, with respect to MRP Shares, the registered holder of MRP Shares as the same appears on the share ledger or share records of the Corporation.

“Make-Whole Amount” for each Series E MRP Share means, with respect to any Series E MRP Share, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the MRP Liquidation Preference Amount of such Series E MRP Share over the amount of such MRP Liquidation Preference Amount, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

(i)    “Discounted Value” means, with respect to the MRP Liquidation Preference Amount of any Series E MRP Share, the amount obtained by discounting all Remaining Scheduled Payments with respect to such MRP Liquidation Preference Amount from their respective scheduled due dates to the Settlement Date with respect to such MRP Liquidation Preference Amount, in accordance with accepted financial practice and at a discount factor (applied quarterly on a Quarterly Dividend Date) equal to the Reinvestment Yield with respect to such MRP Liquidation Preference Amount.

(ii)    “Reinvestment Yield” means, with respect to the MRP Liquidation Preference Amount of any Series E MRP Share, the sum of (a) 0.50% (50 basis points) plus (b) the yield to maturity implied by the “Ask Yield(s)” reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such MRP Liquidation Preference Amount, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury securities (“Reported”) having a maturity equal to the Remaining Average Life of such MRP Liquidation Preference Amount as of such Settlement Date. If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (i) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between the “Ask Yields” Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (1) closest to and greater than such Remaining Average Life and (2) closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the Dividend Rate of the applicable Series E MRP Share.

If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the MRP Liquidation Preference Amount of any Series E MRP Share, the sum of (x) 0.50% (50 basis points) plus (y) the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such MRP Liquidation Preference Amount, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such MRP Liquidation Preference Amount as of such Settlement Date. If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (1) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (2) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the Dividend Rate of the applicable Series E MRP Share.

(iii)    “Remaining Average Life” means, with respect to any MRP Liquidation Preference Amount of any Series E MRP Share, the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such MRP

Liquidation Preference Amount and the scheduled due date of such Remaining Scheduled Payment.

(iv)    “Remaining Scheduled Payments” means, with respect to the MRP Liquidation Preference Amount of any Series E MRP Share, all payments of such MRP Liquidation Preference Amount and dividends thereon at the Applicable Rate or the Default Rate (as applicable) as if they were paid on each Quarterly Dividend Payment Date after the Settlement Date with respect to such MRP Liquidation Preference Amount if no payment of such MRP Liquidation Preference Amount were made prior to the Term Redemption Date, provided that if such Settlement Date is not a Quarterly Dividend Payment Date, then the amount of the next succeeding scheduled dividend payment will be reduced by the amount of dividends accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 3.

(v)    “Settlement Date” means, with respect to the MRP Liquidation Preference Amount of any Series E MRP Share, the date on which such Series E MRP Share is to be redeemed pursuant to Section 3.

“Mandatory Redemption Date” has the meaning set forth in Section 3(a)(iii) hereof.

“Market Value” means the market value of an asset of the Corporation determined as follows: Equity securities traded on a national or foreign securities exchange or traded over-the-counter and quoted on the NASDAQ Stock Market are valued at the last reported sale price using valuation data provided by an independent pricing service or, if there was no sale on the valuation date, then the security is valued at the mean of the bid and ask prices as obtained on that day from one or more dealers regularly making a market in that security. Fixed income securities are valued at the mean of bid and ask prices provided by an independent pricing service or broker-dealers when such prices are believed to reflect the fair market value of such securities. Such bid and ask prices are determined taking into account securities prices, yields, maturities, call features, ratings, and institutional size trading in similar securities and developments related to specific securities. Short-term investments having a maturity of 60 days or less at time of purchase are valued on an amortized cost basis, to the extent that amortized cost approximates market value. Any securities for which it is determined that market prices are unavailable or inappropriate are valued at a fair value using a procedure determined in good faith by the Board of Directors.

“MGCL” means the Maryland General Corporation Law.

“MRP Liquidation Preference Amount” means $100,000 per share.

“MRP Shares” has the meaning set forth in Article Fourth of the Charter.

“MRP Shares Asset Coverage Test” means that the asset coverage with respect to all outstanding Senior Securities and Preferred Shares, including all Outstanding MRP Shares, determined in accordance with Section 18(h) of the 1940 Act (as in effect on the first date of issuance of MRP Shares) on the basis of values calculated as of a time within 48 hours (not including Sundays or holidays) next preceding the time of such determination, is at least 225%.

“MRP Shares Overcollateralization Test” means, so long as Fitch or any Other Rating Agency is then rating any series of the Outstanding MRP Shares, that all required Overcollateralization Ratios are in compliance with the Applicable Rating Agency Guidelines of such Rating Agency.

“1940 Act” means the Investment Company Act of 1940, as amended from time to time.

“1940 Act Majority” has the meaning set forth in Section 4(f) hereof.

“Note Purchase Agreement” means the Note Purchase Agreement dated July 22, 2016, pursuant to which the Company issued its 2.76% Series A Senior Secured Notes due July 22, 2023, in an aggregate principal amount of $100,000,000 and its 3.00% Series B Senior Secured Notes due July 22, 2026 in an aggregate principal amount of $200,000,000.

“Notice of Redemption” has the meaning set forth in Section 3(c) hereof.

“NRSRO” means a nationally recognized statistical ratings organization.

“Original Issue Date” means, with respect to a series of MRP Shares, the original date of issue thereof. In the case of the Series E MRP Shares, the Original Issue Date is January 29, 2019.

“Other Rating Agency” means each NRSRO, if any, other than Fitch then providing a rating for any series of the MRP Shares pursuant to the request of the Corporation.

“Other Rating Agency Guidelines” means the guidelines provided by each Other Rating Agency, as may be amended from time to time, in connection with the Other Rating Agency’s rating of any series of MRP Shares.

“Outstanding” or “outstanding” means, with respect to a series of MRP Shares, as of any date, the MRP Shares of such series theretofore issued by the Corporation except, without duplication, any MRP Shares of such series theretofore canceled, redeemed or repurchased by the Corporation. Notwithstanding the foregoing, (A) for purposes of voting rights (including the determination of the number of shares required to constitute a quorum), any of the MRP Shares to which the Corporation or any Affiliate of the Corporation shall be the Holder shall be disregarded and not deemed outstanding, and (B) for purposes of determining the MRP Shares Overcollateralization Test, MRP Shares held by the Corporation shall be disregarded and not deemed outstanding but shares held by any Affiliate of the Corporation shall be deemed outstanding.

“Overcollateralization Ratio,” means, as of any date, each ratio, calculated in accordance with the applicable Rating Agency Guidelines, of (a) the Discounted Value of the Corporation’s assets to (b) the aggregate liquidation preference of outstanding Preferred Shares plus certain liabilities of the Corporation.

“Overcollateralization Ratio Cure Date” means, with respect to the failure by the Corporation to satisfy the Overcollateralization Ratio Test as of a given Valuation Date, the date which is ten (10) Business Days following such Valuation Date.

“Parity Shares” shall have the meaning set forth in Section 4(f)(iii) hereof.

“Paying Agent” means The Bank of New York Mellon, unless and until another entity appointed by a resolution of the Board of Directors enters into an agreement with the Corporation to serve as paying agent with respect to the MRP Shares.

“Person” or “person” means and includes an individual, a corporation, a partnership, a trust, a company, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

“Preferred Shares” means the shares of Preferred Stock, par value $0.001 per share, including the MRP Shares, of the Corporation from time to time.

“Preferred Stock” means “preferred stock” as defined in Article Fourth of the Charter.

“Quarterly Dividend Date” means the last day of each of March, June, September or December.

“Rating Agency” means each of Fitch (if Fitch is then rating MRP Shares) and any Other Rating Agency.

“Rating Agency Guidelines” mean Fitch Guidelines (if Fitch is then rating MRP Shares) and any Other Rating Agency Guidelines (if any Other Rating Agency is then rating MRP Shares), whichever is applicable.

“Redemption Date” means any date on which the Corporation is required to redeem any MRP Shares pursuant to the provisions of this Article Sixth, determined without regard to the Special Proviso.

“Redemption Default” has the meaning set forth in Section 2(c)(ii) hereof.

“Restricted Payment Covenant” shall have the meaning set forth in Section 4(f)(vii) hereof.

“SEC” means the Securities and Exchange Commission of the United States, or any successor thereto.

“Securities Purchase Agreement” means the Securities Purchase Agreement dated January 29, 2019, as amended from time to time, of the Corporation in respect of the MRP Shares.

“Senior Securities” means indebtedness for borrowed money of the Corporation including, without limitation, bank borrowings and (without duplication) other indebtedness of the Corporation within the meaning of Section 18 of the 1940 Act.

“Series E Applicable Rate” means 4.63% per annum, as adjusted (if applicable) in accordance with Section 2(c) hereof.

“Series E MRP Shares” has the meaning set forth in the first paragraph of this Article Sixth following the caption “Designation.”

“Special Proviso” shall have the meaning set forth in Section 3(a)(iii) hereof.

“Term Redemption Date” means April 1, 2027 for the Series E MRP Shares.

“Valuation Date” means every Friday, or, if such day is not a Business Day, the next preceding Business Day; provided, however, that the first Valuation Date may occur on any other date established by the Corporation; provided, further, however, that such first Valuation Date shall be not more than one week from the date on which MRP Shares initially are issued.

“Voting Period” shall have the meaning set forth in Section 4(b) hereof.

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SEVENTH. Bylaws. The board of directors is authorized to adopt, alter and repeal the bylaws of the Corporation, except to the extent that the bylaws provide otherwise.

EIGHTH. Board of Directors.

1.      The total number of directors constituting the board of directors of the Corporation shall be three, which number may be increased from time to time in accordance with the bylaws of the Corporation but shall not be less than three. No decrease in the number of directors shall have the effect of shortening the term of any director then in office.

2.      Beginning with the first annual meeting of shareholders held after the initial public offering of the shares of the Corporation (“the initial annual meeting”), the board of directors shall be divided into three classes: class I, class II, and class III. The terms of office of the classes of directors elected at the initial annual meeting shall expire at the times of the annual meetings of the stockholders as follows—class I in 1988, class II in 1989, and class III in 1990—or thereafter in each case when their respective successors are elected and qualified. At each subsequent annual election, the directors chosen to succeed those whose terms are expiring shall be identified as being of the same class as the directors whom they succeed, and shall be elected for a term expiring at the time of the third succeeding annual meeting of stockholders, or thereafter in each case when their respective successors are elected and qualified. The number of directorships shall be apportioned among the classes so as to maintain the classes as nearly equal in number as possible.

3.      Any vacancy occurring in the board of directors may be filled by a majority of the directors in office. A new directorship resulting from an increase in the number of directors shall be construed not to be a vacancy. Any director elected to fill a vacancy shall be in the same class and have the same remaining term as that of the predecessor.

4.      A director may be removed with or without cause, but only by action of the shareholders taken by the holders of at least 75% of the shares then entitled to vote in an election of directors.

5.      A majority of the total number of directors fixed in the bylaws shall be required to constitute a quorum at meetings of the board of directors.

NINTH. Majority votes of stockholders. Notwithstanding any provision of the laws of the State of Maryland requiring approval by the stockholders of any action by the affirmative vote of a greater proportion than a majority of the votes entitled to be cast on the matter, any such action may be taken or authorized upon the concurrence of a majority of the number of votes entitled to be cast thereon.

TENTH. Indemnification. Each person who is or was a director or officer of the Corporation, and each person who serves or served at the request of the Corporation as a director or officer of another enterprise, shall be indemnified by the Corporation in accordance with, and to the fullest extent authorized by, the Maryland General Corporation Law (“MGCL”) as it may be in effect from time to time, provided that this section shall not protect any director or officer of the Corporation against any liability to the Corporation or to its shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office; and provided further that this Article Tenth shall not apply as to any action, suit or proceeding brought by or on behalf of a director or officer without prior approval of the board of directors.

ELEVENTH. Liability of directors and officers. The directors and officers of the Corporation shall not be liable to the Corporation or to any of its stockholders or creditors because of any action taken by them in good faith, and in taking any such action the directors and officers shall be fully protected in relying in good faith upon the books of account of the Corporation or statements or reports prepared by any of its officials or employees or by others who they believe in good faith are qualified to make such statements or reports; provided that this sentence shall not protect any director or officer of the Corporation against any liability to the Corporation or to its stockholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

TWELFTH. Merger, sale of assets, liquidation. Notwithstanding any other provisions of the charter of the Corporation, a favorable vote of the holders of at least 75% of the shares of the Corporation then entitled to be voted on the matter shall be required to approve, adopt or authorize (i) a merger or consolidation of the Corporation with any other corporation, (ii) a sale of all or substantially all of the assets of the Corporation (other than in the regular course of its investment activities), or (iii) a liquidation or dissolution of the Corporation, unless such action has previously been approved, adopted or authorized by the affirmative vote of two-thirds of the total number of directors fixed in accordance with the bylaws.

THIRTEENTH. Conversion to open-end company. Notwithstanding any other provisions of the charter of the Corporation, at any time prior to January 1, 1992, a favorable vote of the holders of at least 75% of the shares of the Corporation entitled to be voted on the matter shall be required to approve, adopt or authorize an amendment to the charter of the Corporation that makes the common stock a redeemable security (as that term is defined in the Investment Company Act of 1940), unless such action has previously been approved, adopted or authorized by the affirmative vote of two-thirds of the total number of directors fixed in accordance with the bylaws.

FOURTEENTH. Amendment of charter. The Corporation reserves the right to amend, alter, change or repeal any provision contained in its charter, in the manner now or hereafter prescribed by statute, and any rights conferred upon the stockholders are granted subject to this reservation. Notwithstanding any other provisions of the charter of the Corporation or the bylaws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law or the charter or bylaws of the Corporation), the amendment or repeal of Article Eighth, Ninth, Tenth, Eleventh, Twelfth, Thirteenth or Fourteenth of the charter of the Corporation shall require the affirmative vote of the holders of at least 75% of the shares then entitled to be voted on the matter.

FIFTEENTH. Limitation of Liability. To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, no director or officer of the Corporation shall be personally liable to the Corporation or to its stockholders for money damages; provided, however, that this Article Fifteenth shall not protect any director or officer of the Corporation against any liability to the Corporation or to its stockholders to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office. No amendment of the charter of the Corporation or repeal of any of its provisions shall limit or eliminate the benefits provided to directors and officers under this provision in connection with any act or omission that occurred prior to such amendment or repeal.

SIXTEENTH. Section 3-804(c) Election. Pursuant to Section 3-802(a)(2) of the MGCL, the Corporation elects to be subject to Section 3-804(c) of the MGCL.

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SECOND: The restatement of the charter of the Corporation as hereinabove set forth has been approved by a majority of the entire board of directors of the Corporation.

THIRD: The charter of the Corporation is not amended by these Articles of Restatement.

FOURTH: The current address of the principal office of the Corporation is as set forth in Article Third of the foregoing restatement of the charter of the Corporation.

FIFTH: The name and address of the Corporation’s current resident agent are as set forth in Article Third of the foregoing restatement of the charter of the Corporation.

SIXTH: The number of directors of the Corporation is currently seven and the names of those directors currently in office are as follows:

Donald C. Burke

Robert J. Genetski

Philip R. McLoughlin

Geraldine M. McNamara

Eileen A. Moran

Nathan I. Partain

David J. Vitale

SEVENTH: The foregoing restatement of the charter of the Corporation shall become effective upon acceptance for record by the State Department of Assessments and Taxation of Maryland.

IN WITNESS WHEREOF, DNP Select Income Fund Inc. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on September 20, 2019.

WITNESS:	DNP SELECT INCOME FUND INC.

/s/ William J. Renahan	By:	/s/ Nathan I. Partain
William J. Renahan		Nathan I. Partain
Secretary		President

THE UNDERSIGNED, President of DNP Select Income Fund Inc., who executed on behalf of the Corporation the foregoing Articles of Restatement of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Restatement to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

/s/ Nathan I. Partain
Nathan I. Partain